Exhibit 4.1

Execution Version

RWT HOLDINGS, INC.

as Company,

REDWOOD TRUST, INC.

as Guarantor

AND

WILMINGTON TRUST, NATIONAL ASSOCIATION

as Trustee

____________________

Indenture

Dated as of November 24, 2014

___________________

5.625% Exchangeable Senior Notes due 2019

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Section 10.01	Without Consent of Holders	52
Section 10.02	With Consent of Holders	52
Section 10.03	Notices of Supplemental Indentures	54
Section 10.04	Revocation and Effect of Consents	54
Section 10.05	Notation on or Exchange of Notes	54
Section 10.06	Trustee Protected	54

Article XI. TRUSTEE		54

Section 11.01	Duties of Trustee	54
Section 11.02	Rights of Trustee	56
Section 11.03	Individual Rights of Trustee	57
Section 11.04	Trustee’s Disclaimer	57
Section 11.05	Notice of Defaults	57
Section 11.06	Compensation and Indemnity	58
Section 11.07	Replacement of Trustee	58
Section 11.08	Successor Trustee by Merger, Etc.	59
Section 11.09	Eligibility; Disqualification	59

Article XII. GUARANTEE		60

Section 12.01	Guarantee	59
Section 12.02	Execution and Delivery of Guarantee	60
Section 12.03	Limitation of Guarantors’ Liability; Certain Bankruptcy Events	61
Section 12.04	Application of Certain Terms and Provisions to the Guarantor	61

Article XIII. Miscellaneous		61

Section 13.01	Governing Law	61
Section 13.02	Calculations in Respect of Notes	61
Section 13.03	No Representations or Warranties by the Trustee	62
Section 13.04	Payments on Business Days Only	62
Section 13.05	Notices	62
Section 13.06	Certificate and Opinion as to Conditions Precedent	63
Section 13.07	Statements Required in Certificate or Opinion	64
Section 13.08	Rules by Trustee and Agents	64
Section 13.09	No Recourse Against Others	64
Section 13.10	Counterparts	64
Section 13.11	No Adverse Interpretation of Other Agreements	64
Section 13.12	Successors	65
Section 13.13	Severability	65
Section 13.14	Table of Contents, Headings, Etc.	65
Section 13.15	Force Majeure	65
Section 13.16	USA PATRIOT Act	65

Signatures
Schedule A
Exhibit A
Exhibit B

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INDENTURE, dated as of November 24, 2014, by and among RWT HOLDINGS, INC. a Delaware corporation, as issuer (the “Company”), REDWOOD TRUST, INC., a Maryland corporation, as guarantor (the “Guarantor”), and WILMINGTON TRUST, NATIONAL ASSOCIATION, a national banking association, as trustee (the “Trustee”).

WITNESSETH

WHEREAS, for its lawful corporate purposes, (i) the Company has duly authorized the issuance of its 5.625% Exchangeable Senior Notes due 2019 (the “Notes”), initially in an aggregate principal amount not to exceed $200,000,000 (as may be increased by an amount equal to the aggregate principal amount of any additional Notes purchased by the Initial Purchasers pursuant to the exercise of their option to purchase additional Notes as set forth in the Purchase Agreement), and (ii) the Guarantor has duly authorized the issuance of the Guarantee (as defined below) of the Notes, respectively, having the terms, tenor, amount and other provisions hereinafter set forth, and, to provide therefor, have duly authorized the execution and delivery of this Indenture; and

WHEREAS, the form of Note attached as Exhibit A hereto (the “Form of Note”), the certificate of authentication to be borne by each Note, the form of Exchange Notice, the form of Fundamental Change Repurchase Notice and the Assignment Form to be borne by the Notes are to be substantially in the forms provided in the Form of Note.

NOW, THEREFORE, THIS INDENTURE WITNESSETH, for and in consideration of the premises and the purchases of the Notes and the Guarantee by the Holders thereof, it is mutually agreed, for the benefit of the Company and the Guarantor, and the equal and proportionate benefit of all Holders of the Notes, as follows:

Article I.
Definitions and OTHER Provisions of General Application

Section 1.01         Definitions.

As used herein, the following terms have the specified meanings:

“Act” means any request, demand, authorization, direction, notice, consent, waiver or other action provided by this Indenture to be given or taken by Holders that may be embodied in and evidenced by one or more instruments of substantially similar tenor signed by such Holders in person or by their agents duly appointed in writing.

“Additional Interest” means Rule 144 Additional Interest and Reporting Additional Interest. Unless the context otherwise requires, all references to interest include Additional Interest, if any, payable pursuant hereto.

“Additional Notes” means an unlimited maximum aggregate principal amount of Notes (other than the Initial Notes) issued under this Indenture.

“Additional Shares” has the meaning specified in Section 5.07(a).

“Affiliate” of any specified person means any other person directly or indirectly controlling or controlled by or under common control with such specified person. For the purposes of this definition, “control” (including, with correlative meanings, the terms “controlled by” and “under common control with”), as used with respect to any person, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such person, whether through the ownership of voting securities or by agreement or otherwise.

“Agent” means any Registrar, Paying Agent or Exchange Agent.

“Applicable Procedures” with respect to any transfer or transaction involving a Global Note or beneficial interest therein, the rules and procedures of DTC or any successor Depositary, in each case to the extent applicable to such transaction and as in effect from time to time.

“Bankruptcy Law” means title 11, U.S. Code or any similar Federal or State law for the relief of debtors.

“Benefited Party” has the meaning specified in Section 12.01.

“Board of Directors of the Company” means the board of directors of the Company or any duly authorized committee thereof.

“Board of Directors of the Guarantor” means the board of directors of the Guarantor or any duly authorized committee thereof.

“Board Resolution” means a copy of a resolution certified by the Secretary or an Assistant Secretary of the Company to have been adopted by the Board of Directors of the Company or pursuant to authorization by the Board of Directors of the Company and to be in full force and effect on the date of the certificate and delivered to the Trustee.

“Business Day” means any day other than a Saturday, a Sunday or a day on which banking institutions are authorized or required by law or executive order to close or to be closed in the City of New York.

“Capital Stock” means any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock.

“Close of Business” means 5:00 p.m. New York City time.

“Code” means the Internal Revenue Code of 1986, as amended.

“Common Equity” of any corporation means the common stock, common equity interests, ordinary shares or depositary shares or other certificates representing common equity interests of such corporation.

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“Common Stock” means the shares of common stock, par value $0.01 per share, of the Guarantor as they exist on the date of this Indenture or any other shares of Capital Stock of the Guarantor into which the Common Stock shall be reclassified or changed or, in the event of a merger, consolidation or other similar transaction involving the Guarantor that is otherwise permitted hereunder in which the Guarantor is not the surviving corporation, the Common Equity of such surviving corporation or its direct or indirect parent corporation.

“Company” has the meaning specified in the first paragraph of this Indenture, and subject to the provisions of Section 8.01, shall include its successors and assigns.

“Company Order” means a written order signed in the name of the Company by an Officer.

“Corporate Trust Office” means the office of the Trustee at which at any particular time its corporate trust business related to this Indenture shall be administered and shall initially be located at the address located in Section 13.05.

“corporation” means a corporation, association, company, joint-stock company or business trust.

“Custodian” means any receiver, trustee, assignee, liquidator or similar official under any Bankruptcy Law.

“Default” means any event that is, or after notice or passage of time would be, an Event of Default.

“Depositary” has the meaning specified in Section 2.11(b).

“Dividend Threshold Amount” has the meaning specified in Section 5.04(d).

“Dollars” and “$” means the currency of The United States of America.

“DTC” means The Depository Trust Company, a New York corporation, or any successor Depositary.

“Effective Date” means the date on which a Make-Whole Fundamental Change occurs or becomes effective.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended.

“Event of Default” has the meaning specified in Section 7.01.

“Ex-Dividend Date” means the first date on which the shares of the Common Stock trade on the applicable exchange or in the applicable market, regular way, without the right to receive the issuance, dividend or distribution in question from the Guarantor or, if applicable, from the seller of the Common Stock on such exchange or market (in the form of due bills or otherwise) as determined by such exchange or market.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Exchange Agent” has the meaning specified in Section 2.12.

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“Exchange Date” has the meaning specified in Section 5.02(b).

“Exchange Notice” has the meaning specified in Section 5.02(a).

“Exchange Price” means at any time the amount equal to $1,000 divided by the then applicable Exchange Rate.

“Exchange Rate” means initially 46.1798 shares of Common Stock per $1,000 principal amount of Notes, subject to adjustment as set forth herein.

“Expiration Date” has the meaning specified in Section 5.04(e).

“Fundamental Change” will be deemed to have occurred at the time after the Notes are originally issued if any of the following occurs:

(1)         a “person” or “group” within the meaning of Section 13(d) of the Exchange Act other than the Guarantor, its Subsidiaries and its and their employee benefit plans, files a Schedule TO or any schedule, form or report under the Exchange Act disclosing, or the Company otherwise becomes aware, that such person or group has become the direct or indirect “beneficial owner,” as defined in Rule 13d-3 under the Exchange Act, of the Guarantor’s Common Equity representing more than 50% of the voting power of the Guarantor’s Common Equity;

(2)         the consummation of (A) any recapitalization, reclassification or change of the Common Stock (other than changes resulting from a subdivision or combination) as a result of which the Common Stock would be converted into, or exchanged for, stock, other securities, other property or assets; (B) any share exchange, consolidation or merger of the Guarantor pursuant to which the Common Stock will be converted into the right to receive cash, securities or other property; or (C) any sale, lease or other transfer in one transaction or a series of transactions of all or substantially all of the consolidated assets of the Guarantor and its Subsidiaries, taken as a whole, to any person other than one of the Guarantor’s Subsidiaries; provided, however, that a transaction described in clause (A) or (B) in which the holders of all classes of the Company’s Common Equity immediately prior to such transaction own, directly or indirectly, more than 50% of all classes of the Guarantor’s Common Equity of the continuing or surviving corporation or transferee or the parent thereof immediately after such transaction in substantially the same proportions (relative to each other) as such ownership immediately prior to such transaction shall not be a Fundamental Change pursuant to this clause (2);

(3)         the Guarantor’s stockholders approve any plan or proposal for its liquidation or dissolution; or

(4)         the Common Stock (or other common stock or common equity interests underlying the Notes) ceases to be listed or quoted on any of The New York Stock Exchange, The NASDAQ Global Select Market or The NASDAQ Global Market (or any of their respective successors).

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A transaction or transactions described in clauses (1) or (2) above will not constitute a Fundamental Change, however, if at least 90% of the consideration received or to be received by holders of the Common Stock, excluding cash payments for fractional shares and cash payments made pursuant to dissenters’ appraisal rights, in connection with such transaction or transactions consists of shares of common stock or common equity interests listed or quoted on any of The New York Stock Exchange, The NASDAQ Global Select Market or The NASDAQ Global Market or (or any of their respective successors) or will be so listed or quoted when issued or exchanged in connection with such transaction or transactions and as a result of such transaction or transactions the Notes become exchangeable into such consideration, excluding cash payments for fractional shares and cash payments made pursuant to dissenters’ appraisal rights, pursuant to this Indenture.

“Fundamental Change Expiration Time” has the meaning specified in Section 4.01(c).

“Fundamental Change Repurchase Date” has the meaning specified in Section 4.01(a).

“Fundamental Change Repurchase Notice” has the meaning specified in Section 4.01(a).

“Fundamental Change Repurchase Price” has the meaning specified in Section 4.01(a).

“Fundamental Change Repurchase Right Notice” has the meaning specified in Section 4.01(b).

“GAAP” means accounting principles generally accepted in the United States of America set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as have been approved by a significant segment of the accounting profession, which are in effect as of the date of determination.

“Global Note” has the meaning specified in Section 2.11(b).

“Guarantee” means the full and unconditional guarantee provided by the Guarantor in respect of the Notes as provided in Article XII hereof.

“Guarantee Obligations” has the meaning specified in Section 12.01.

“Guarantor” means the Person named as the “Guarantor” in the first paragraph of this Indenture, and, subject to the provisions of Section 8.01, shall include its successors and assigns.

“Holder” means a person in whose name a Note is registered.

“Indenture” means this Indenture as amended or supplemented from time to time and shall include the form and terms of the Notes established as contemplated hereunder.

“Initial Notes” has the meaning specified in Section 2.01.

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“Initial Purchasers” means the initial purchasers listed in Schedule 1 to the Purchase Agreement.

“Interest Payment Date” means each May 15 and November 15 of each year, beginning May 15, 2015.

“Last Reported Sale Price” of the Common Stock on any date means the closing per-share sale price (or if no closing per-share sale price is reported, the average of the last bid and ask prices or, if more than one in either case, the average of the average last bid and the average last ask prices) on that date as reported in composite transactions on principal U.S. national securities exchange or market on which the Common Stock is listed or admitted for trading. If the Common Stock is not so listed or admitted for trading, the “Last Reported Sale Price” of the Common Stock will be the last quoted bid price per share of the Common Stock in the over-the-counter market on the relevant Trading Day as reported by OTC Markets Group Inc. or another similar organization selected by the Company. If the Common Stock is not so quoted, the “Last Reported Sale Price” of the Common Stock will be the average of the midpoint of the last bid and ask prices for shares of the Common Stock on the relevant date from each of at least three nationally recognized independent investment banking firms selected by the Company for this purpose, which may include one or more of the Initial Purchasers.

“Make-Whole Fundamental Change” means any transaction or event that constitutes a Fundamental Change, after giving effect to any exceptions or exclusions under the definition of Fundamental Change, but without regard to the proviso in clause (2) of the definition of Fundamental Change.

“Market Disruption Event” means the occurrence or existence on any Scheduled Trading Day for the Common Stock of any suspension or limitation imposed on trading (by reason of movements in price exceeding limits permitted by the stock exchange or otherwise) in the Common Stock or in any options, contracts or futures contracts relating to the Common Stock, and such suspension or limitation occurs or exists at any time within the 30 minutes prior to the closing time of the relevant exchange on such day.

“Maturity” when used with respect to any Note, means the date on which the principal of such Note becomes due and payable as therein or herein provided, whether at the Stated Maturity or by declaration of acceleration, notice of option to elect repayment or otherwise.

“Merger Event” has the meaning specified in Section 5.05.

“New York Banking Day” means any day except a Saturday, Sunday or a legal holiday in The City of New York on which banking institutions are authorized or required by law, regulation or executive order to close.

“Note” and “Notes” have the meaning specified in the Recitals and include the Initial Notes and any Additional Notes. The Initial Notes and Additional Notes shall be treated as a single class for all purposes under this Indenture. The term “Note” in this Indenture shall refer to each $1,000 principal amount of Notes.

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“Officer” means the Chairman of the Board, any President, any Vice-President, the Treasurer, the Secretary, any Assistant Treasurer or any Assistant Secretary of the Company.

“Officer’s Certificate” means a certificate signed by any Officer.

“Open of Business” means 9:00 a.m. New York City time.

“Opinion of Counsel” means a written opinion of legal counsel who is acceptable to the Trustee. The counsel may be an employee of or counsel to the Company.

“Original Issuance Date” means (i) with respect to Initial Notes issued pursuant to the Purchase Agreement, including any Initial Notes issued pursuant to the Initial Purchaser’s option to purchase additional Notes (or any Notes issued in exchange therefor or in substitution thereof), the last issue date of the original issuance of such Notes; and (ii) with respect to any other Notes, the last issue date of the original issuance thereof as similarly determined.

“Ownership Limitation” means the limitation on beneficial ownership of shares of the Common Stock, in number of shares or value, of the outstanding shares of Common Stock contained in the Guarantor’s charter, as amended.

“Paying Agent” has the meaning specified in Section 2.03.

“person” means any individual, corporation, partnership, joint venture, association, limited liability company, joint-stock company, trust, unincorporated organization or government or any agency or political subdivision thereof.

“principal” of a Note means the principal of the Note plus, when appropriate, the premium, if any, on, and any additional amounts in respect of, the Note.

“Purchase Agreement” means the purchase agreement dated as of November 18, 2014 among the Company, the Guarantor and the Initial Purchasers relating to the offer and sale of the Initial Notes.

“Record Date” means, with respect to any dividend, distribution or other transaction or event in which the holders of the Common Stock have the right to receive any cash, securities or other property or in which Common Stock (or other applicable security) is exchanged for or converted into any combination of cash, securities or other property, the date fixed for determination of holders of the Common Stock entitled to receive such cash, securities or other property (whether such date is fixed by the Board of Directors of the Guarantor, statute, contract or otherwise).

“Reference Property” has the meaning specified in Section 5.05.

“Register” has the meaning specified in Section 2.03.

“Registrar” has the meaning specified in Section 2.03.

“Regular Record Date” has the meaning specified in Section 3.01(b).

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“Reporting Additional Interest” has the meaning specified in Section 7.02(a).

“Reporting Event of Default” has the meaning specified in Section 7.02(a).

“Resale Restriction Termination Date” has the meaning specified in Section 2.06(e)(ii).

“Responsible Officer” means any officer of the Trustee in its Corporate Trust Office having responsibility for administration of this Indenture and also means, with respect to a particular corporate trust matter, any other officer to whom any corporate trust matter is referred because of his or her knowledge of and familiarity with a particular subject.

“Restricted Note” has the meaning specified in 2.06(e)(i).

“Restricted Securities Legend” means a legend in the form set forth in Exhibit A, or any other substantially similar legend indicating the restricted status of the Notes under Rule 144.

“Restricted Stock Legend” means a legend in the form set forth in Exhibit B, or any other substantially similar legend indicating the restricted status of any shares of Common Stock issued upon exchange of the Notes under Rule 144.

“Rule 144” means Rule 144 under the Securities Act (or any successor provision thereof), as it may be amended from time to time.

“Rule 144 Additional Interest” has the meaning specified in Section 3.08(c).

“Rule 144A” means Rule 144A under the Securities Act (or any successor provision thereof), as it may be amended from time to time.

“Scheduled Trading Day” means a day that is scheduled to be a Trading Day on the principal U.S. national securities exchange or market on which the Common Stock is listed or admitted for trading. If the Common Stock is not so listed or admitted for trading, “Scheduled Trading Day” means a Business Day.

“SEC” means the Securities and Exchange Commission.

“Securities Act” means the Securities Act of 1933, as amended.

“Securities Custodian” means the Trustee, as custodian with respect to the Global Note, or any successor thereto.

“Significant Subsidiaries” means a subsidiary that is a “significant subsidiary” as defined under Rule 1-02(w) of Regulation S-X under the Exchange Act; provided that, in the case of a Subsidiary that meets the criteria of clause (3) of the definition thereof but not clause (1) or (2) thereof, such Subsidiary shall not be deemed to be a Significant Subsidiary unless the Subsidiary’s income from continuing operations before income taxes, extraordinary items and cumulative effect of a change in accounting principle exclusive of amounts attributable to any non-controlling interests for the last completed fiscal year prior to the date of such determination exceeds $25,000,000.

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“Spin-Off” has the meaning specified in Section 5.04(c).

“Stated Maturity” means, with respect to the Notes, November 15, 2019.

“Stock Price” has the meaning specified in Section 5.07(b).

“Subsidiary” of any specified person means any corporation of which at least a majority of the outstanding stock having by the terms thereof ordinary voting power for the election of directors of such corporation (irrespective of whether or not at the time stock of any other class or classes of such corporation shall have or might have voting power by reason of the happening of any contingency) is at the time directly or indirectly owned by such person, or by one or more other Subsidiaries, or by such person and one or more other Subsidiaries.

“Trading Day” means a day during which (i) trading in the Common Stock generally occurs on a U.S. national securities exchange and (ii) there is no Market Disruption Event. If the Common Stock is not so traded, “Trading Day” means a Business Day.

“Trustee” has the meaning specified in the first paragraph of this Indenture.

“Valuation Period” has the meaning specified in Section 5.04(c).

Section 1.02         Section References. References to Articles, Sections, Exhibits, Annexes and Schedules are to Articles, Sections, Exhibits, Annexes and Schedules of this Indenture unless otherwise specified.

Section 1.03         Rules of Construction.

Unless the context otherwise requires:

(a)          a term has the meaning assigned to it;

(b)          an accounting term not otherwise defined has the meaning assigned to it in accordance with GAAP;

(c)          “or” is not exclusive;

(d)          words in the singular include the plural, and in the plural include the singular; and

(e)          provisions apply to successive events and transactions.

Article II.
The Notes

Section 2.01         Designation and Terms of Notes. There is hereby created and designated a series of Notes under this Indenture: the title of the Notes shall be “5.625% Exchangeable Senior Notes Due 2019.”

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The aggregate principal amount of the Notes that initially may be authenticated and delivered under this Indenture (the “Initial Notes”) shall be limited to $200,000,000 (as may be increased by an amount equal to the aggregate principal amount of any additional Notes purchased by the Initial Purchasers pursuant to the exercise of their option to purchase additional Notes as set forth in the Purchase Agreement), subject to increase as set forth in Section 2.13.

The Notes shall mature on the Stated Maturity.

Principal and interest (including Additional Interest, if any) on Global Notes shall be payable in the manner set forth in Section 3.01.

The Notes shall be exchangeable as provided in Article V.

Section 2.02         Execution and Authentication.

An Officer shall sign the Notes for the Company by manual or facsimile signature.

If an Officer whose signature is on a Note no longer holds that office at the time the Note is authenticated, the Notes shall nevertheless be valid.

At any time, the Company may deliver Notes executed by the Company to the Trustee for authentication, together with a Company Order for the authentication and delivery of such Notes, and the Trustee, in accordance with such Company Order, shall authenticate and deliver such Notes.

A Note shall not be valid until authenticated by the manual or facsimile signature of the Trustee or an authenticating agent. The signature shall be conclusive evidence that the Note has been authenticated under this Indenture.

The Notes shall originally be issued only in registered form without coupons and only in denominations of $1,000 of principal amount and any integral multiples of $1,000 in excess thereof.

The Trustee shall authenticate the Notes for original issue in the principal amount of the Notes, upon receipt by the Trustee of a Company Order. Such Company Order may authorize authentication and delivery pursuant to oral or electronic instructions from the Company or its duly authorized agent or agents, which oral instructions shall be promptly confirmed in writing. Each Note shall be dated the date of its authentication.

The Trustee may appoint an authenticating agent acceptable to the Company to authenticate the Notes. An authenticating agent may authenticate the Notes whenever the Trustee may do so. Each reference in this Indenture to authentication by the Trustee includes authentication by such agent. An authenticating agent has the same rights as an Agent to deal with the Company or an Affiliate of the Company.

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Section 2.03         Registrar and Paying Agent.

The Company shall maintain an office or agency where the Notes may be presented or surrendered for payment (“Paying Agent”) and where the Notes may be surrendered for registration of transfer or exchange (“Registrar”). The Registrar shall keep a register with respect to the Notes and to their transfer and exchange.

The Company will give prompt written notice to the Trustee of the name and address, and any change in the name or address, of each Registrar or Paying Agent. If at any time the Company shall fail to maintain any such required Registrar or Paying Agent or shall fail to furnish the Trustee with the name and address thereof, such presentations and surrenders, may be made or served at the Corporate Trust Office of the Trustee, and the Company hereby appoints the Trustee as its agent to receive all such presentations and surrenders. The Registrar shall keep a register for the recordation of, and shall record, the names and addresses of Holders of the Notes, the Notes held by each Holder and the transfer and exchange of the Notes, and exchange of the Notes into shares of Common Stock (the “Register”). The entries in the Register shall be conclusive, and the parties may treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Holder hereunder for all purposes of this Indenture. The Company may also from time to time designate one or more co-registrars or additional paying agents and may from time to time rescind such designations. The Company will give prompt written notice to the Trustee of any such designation or rescission and of any change in the name or address of any such co-registrar or additional paying agent. The term “Registrar” includes any co-registrar and the term “Paying Agent” includes any additional paying agent. The Company or any of its Affiliates may serve as Registrar or Paying Agent.

The Company hereby appoints the Trustee as the initial Registrar and Paying Agent for the Notes.

Section 2.04         Paying Agent to Hold Money in Trust.

The Company shall require each Paying Agent other than the Trustee to agree in writing that the Paying Agent will hold in trust, for the benefit of Holders, or the Trustee, all money held by the Paying Agent for the payment of principal of or interest on the Notes, and will notify the Trustee in writing of any default by the Company in making any such payment. While any such default continues, the Trustee may require a Paying Agent to pay all money held by it to the Trustee. The Company at any time may require a Paying Agent to pay all money held by it to the Trustee. Upon payment over to the Trustee, the Paying Agent (if other than the Company, a Subsidiary of the Company, the Guarantor or a Subsidiary of the Guarantor) shall have no further liability for the money. If the Company, a Subsidiary of the Company, the Guarantor or a Subsidiary of the Guarantor acts as Paying Agent, it shall segregate and hold in a separate trust fund for the benefit of the Holders all money held by it as Paying Agent. Upon any bankruptcy, reorganization or similar proceeding with respect to the Company or the Guarantor, the Trustee shall serve as Paying Agent for the Notes.

Section 2.05         List of Note Holders.

The Trustee shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of the Holders. If the Trustee is not the Registrar, the Company shall furnish to the Trustee at least ten days before each Interest Payment Date and at such other times as the Trustee may request in writing a list, in such form and as of such date as the Trustee may reasonably require, of the names and addresses of the Holders.

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Section 2.06         Transfer and Exchange.

(a)          Subject to Section 2.15 hereof and the other provisions of this Section 2.06, upon surrender for registration of transfer of any Note, together with a written instrument of transfer satisfactory to the Registrar duly executed by the Holder or such Holder’s attorney-in-fact duly authorized in writing, at the office or agency of the Registrar or co-Registrar pursuant to Section 2.03, (i) the Company shall execute, and the Trustee (or any authenticating agent) shall authenticate and deliver, in the name of the designated transferee or transferees, one or more new Notes in minimum denominations of $1,000 and integral multiples of $1,000 in excess thereof, of a like aggregate principal amount and bearing such restrictive legends as may be required by this Indenture and (ii) the Registrar shall record the information required pursuant to Section 2.03 regarding the designated transferee or transferees in the Register. No service charge shall be imposed by the Company, the Trustee, the Registrar, any co-Registrar or the Paying Agent for any registration of transfer or exchange of Notes, but the Company may require a Holder to pay a sum sufficient to cover any transfer tax or other similar governmental charge required in connection therewith as a result of the name of the Holder of new Notes issued upon such exchange or registration of transfer being different from the name of the Holder of the old Notes surrendered for registration of transfer or exchange.

The Company shall not be required to make, and the Registrar need not register, transfers or exchanges of any Note (x) surrendered for exchange into shares of Common Stock or (y) in respect of which a Fundamental Change Repurchase Notice has been given and not validly withdrawn by the Holder thereof in accordance with the terms of this Indenture (except, in the case of a Note to be exchanged into shares of Common Stock or purchased in part by the Company, the portion of such Note not to be so exchanged or purchased).

(b)          Notwithstanding any provision to the contrary herein, so long as a Global Note remains outstanding and is held by or on behalf of the Depositary, transfers of a Global Note, in whole or in part, shall be made only in accordance with this Section 2.06(b) and Section 2.11. Transfers of a Global Note shall be limited to transfers of such Global Note to the Depositary, to nominees of the Depositary or to a successor of the Depositary or such successor’s nominee.

(c)           Successive registrations and registrations of transfers and exchanges as aforesaid may be made from time to time as desired, and each such registration shall be noted on the Register.

(d)          Any Registrar appointed pursuant to Section 2.03 shall provide to the Trustee such information as the Trustee may require in connection with the delivery by such Registrar of Notes upon transfer or exchange of Notes.

(e)          Transfer Restrictions.

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(i)          Every Note that bears or is required under this Section 2.06(e) to bear the Restricted Securities Legend (a “Restricted Note”) shall be subject to the restrictions on transfer set forth in this Section 2.06(e) and such legend unless such restrictions on transfer shall be eliminated or otherwise waived by written consent of the Company, and the Holder of each such Restricted Note, by such Holder’s acceptance thereof, agrees to be bound by all such restrictions on transfer. If a request is made to remove the Restricted Securities Legend from any Restricted Note prior to the Resale Restriction Termination Date, the legend shall not be removed unless there is delivered to the Company and the Registrar an Officer’s Certificate, Opinion of Counsel and such other information as they may require confirming that such Notes, upon such transfer, will not be “restricted” within the meaning of Rule 144. In such a case, upon (1) provision of an Officer’s Certificate, Opinion of Counsel and/or such other information, or (2) notification by the Company to the Trustee and Registrar of the sale of such Note pursuant to a registration statement that is effective under the Securities Act at the time of such sale, the Trustee, pursuant to a Company Order, shall authenticate and deliver a Note that does not bear the Restricted Securities Legend.

(ii)         Except as provided elsewhere in this Indenture, until the later of (x) the date that is one year after the Original Issuance Date or such shorter period of time as permitted by Rule 144 or any successor provision thereto and (y) such later date as may be required by applicable law (such date the “Resale Restriction Termination Date”), any certificate evidencing such Notes (and all securities issued in exchange therefor or substitution thereof, other than Common Stock, if any, issued upon exchange thereof, which shall bear the Restricted Stock Legend, if applicable) shall bear the Restricted Securities Legend unless (I) such Notes have been transferred (1) under a registration statement that has become effective under the Securities Act, or (2) in accordance with Rule 144, or (II) such requirement is waived by the Company. The Company shall notify the Trustee of any Resale Restriction Termination Date.

(iii)        No transfer of any Restricted Note will be registered by the Registrar unless the applicable box on the Assignment Form attached to such Restricted Note has been checked and an Officer’s Certificate, Opinion of Counsel and such other information as required by the Registrar or Company confirming that the applicable condition to transfer has been satisfied have been provided.

(f)          Legend on the Common Stock. Except as provided elsewhere in this Indenture, any stock certificate representing shares of Common Stock issued upon exchange of any Notes shall bear the Restricted Stock Legend unless (x) such Notes or such Common Stock, as applicable, has been transferred (i) under a registration statement that has been declared effective under the Securities Act or (ii) in accordance with Rule 144, or (y) such requirement is waived by the Company.

(g)          The Company and the Guarantor shall not, and shall not permit any of their affiliates (as defined in Rule 144 under the Securities Act) to, resell any Note or Common Stock issued upon the exchange of a Note that have been reacquired by the Company, the Guarantor or any of such affiliates.

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(h)          Any Note (or security issued by the Company in exchange or substitution therefor) as to which such restrictions on transfer shall have expired in accordance with their terms may, upon surrender of such Note for exchange to the Registrar in accordance with the provisions of this Section 2.06, be exchanged for a new Note or Notes, of like tenor and aggregate principal amount, which shall not bear the Restricted Securities Legend and shall not be assigned a restricted CUSIP number. The Company shall be entitled to instruct the custodian for the Depositary (or its nominee) in writing to so surrender any Global Note as to which such restrictions on transfer shall have expired in accordance with their terms for exchange, and, upon such instruction, such custodian shall so surrender such Global Note for exchange; and any new Global Note so exchanged therefor shall not bear the Restricted Securities Legend and shall not be assigned a restricted CUSIP number.

(i)          Notwithstanding anything contained herein to the contrary, neither the Trustee nor the Registrar shall be responsible for ascertaining whether any transfer complies with the registration provisions of or exemptions from the Securities Act, applicable state securities laws, ERISA (or, in the case of a governmental plan or a church plan (as described in ERISA Sections 3(32) and 3(33), respectively) any substantially similar federal, state or local law), the Code or the Investment Company Act of 1940, as amended.

(j)          Any shares of Common Stock delivered upon the exchange of any Note to any Person that is not, and for at least three months has not been, an Affiliate of the Company shall be issued without any Restricted Stock Legend if (x) such exchange occurs after the Resale Restriction Termination Date or (y) such Note otherwise does not, or would not be required hereunder to, bear the Restricted Securities Legend.

Section 2.07         Mutilated, Destroyed, Lost and Stolen Notes.

If any mutilated Note is surrendered to the Trustee, the Company shall execute and the Trustee shall authenticate and deliver in exchange therefor a new Note of like tenor and principal amount and bearing a number not contemporaneously outstanding.

If there shall be delivered to the Company and the Trustee (i) evidence to their satisfaction of the destruction, loss or theft of any Note and (ii) such security or indemnity bond as may be required by each of them to hold itself and any of its agents harmless, then, in the absence of notice to the Company or the Trustee that such Note has been acquired by a bona fide purchaser, the Company shall execute and, upon Company Order the Trustee shall authenticate and make available for delivery, in lieu of any such destroyed, lost or stolen Note, a new Note of like tenor and principal amount and bearing a number not contemporaneously outstanding.

In case any such mutilated, destroyed, lost or stolen Note has become or is about to become due and payable, the Company in its discretion may, instead of issuing a new Note, pay such Note.

Upon the issuance of any new Note under this Section 2.07, the Company may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses (including the fees and expenses of the Trustee) connected therewith.

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Every new Note issued pursuant to this Section 2.07 in lieu of any destroyed, lost or stolen Note shall constitute an original additional contractual obligation of the Company, whether or not the destroyed, lost or stolen Note shall be at any time enforceable by anyone, and shall be entitled to all the benefits of this Indenture equally and proportionately with any and all other Notes duly issued hereunder.

The provisions of this Section 2.07 are exclusive and shall preclude (to the extent lawful) all other rights and remedies with respect to the replacement or payment of mutilated, destroyed, lost or stolen Notes.

Section 2.08         Outstanding Notes.

The Notes outstanding at any time are all the Notes authenticated by the Trustee except for those canceled by it, those delivered to it for cancellation, those reductions in the interest on a Global Note effected by the Trustee in accordance with the provisions hereof and those described in this Section 2.07 as not outstanding.

If a Note is replaced pursuant to Section 2.07, it ceases to be outstanding until the Trustee receives proof satisfactory to it that the replaced Security is held by a bona fide purchaser.

If the Paying Agent (other than the Company, the Guarantor, a Subsidiary of the Company or the Guarantor or an Affiliate of the Company or the Guarantor) holds on the Maturity of the Notes money sufficient to pay such Notes payable on that date, then on and after that date such Notes cease to be outstanding and interest on them ceases to accrue.

Section 2.09         Temporary Securities.

Until definitive Notes are ready for delivery, the Company may prepare and the Trustee shall authenticate temporary Notes upon the Trustee’s receipt of a Company Order. Temporary Notes shall be substantially in the form of definitive Notes but may have variations that the Company considers appropriate for temporary Notes. Without unreasonable delay, the Company shall prepare and the Trustee upon receipt of a Company Order shall authenticate definitive Notes in exchange for temporary Notes. Until so exchanged, temporary Notes shall have the same rights under this Indenture as the definitive Notes.

Section 2.10         Denominations. The Notes shall be issuable only in fully registered form without interest coupons and only in minimum denominations of $1,000 and any integral multiple thereof.

Section 2.11         Form and Dating. (a) The Notes and the corresponding Trustee’s certificate of authentication shall be substantially in the respective forms set forth in Exhibit A, which Exhibit is incorporated in and made part of this Indenture. The Notes may have notations, legends or endorsements required by law, exchange rule, Applicable Procedures or usage. The Company shall provide any such notations, legends or endorsements to the Trustee in writing. Each Note shall be dated the date of its authentication.

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(b)          Global Notes.

(i)          All of the Notes shall be issued initially in the form of one or more Notes in global form, which shall be deposited on behalf of the purchasers of the Notes represented thereby with the Trustee, at its Corporate Trust Office, as Securities Custodian for the depositary, DTC (such depositary, or any successor thereto, being hereinafter referred to as the “Depositary”), and registered in the name of its nominee, Cede & Co., or as otherwise instructed by the Depositary duly executed by the Company and authenticated by the Trustee as hereinafter provided (the “Global Note”). A Global Note may be transferred, in whole or in part, only to another nominee of the Depositary or to a successor of the Depositary or its nominee. Beneficial interest in a Global Note may be held directly through the Depositary if such Holder is a participant in the Depositary, or indirectly through organizations that are participants in the Depositary. Transfers between participants shall be effected in the ordinary way in accordance with Applicable Procedures and shall be settled in clearing house funds. The aggregate principal amount of the Global Notes may from time to time be increased or decreased by adjustments made on the records of the Securities Custodian and the Depositary as hereinafter provided, subject in each case to compliance with the Applicable Procedures and the provisions of this Indenture.

(ii)         Each Global Note shall represent such of the outstanding Notes as shall be specified therein and each shall provide that it shall represent the aggregate amount of outstanding Notes from time to time endorsed thereon and that the aggregate amount of outstanding Notes represented thereby may from time to time be reduced or increased, as appropriate, to reflect exchanges, purchases, repurchases or conversions of such Notes. Any adjustment of the aggregate principal amount of a Global Note to reflect the amount of any increase or decrease in the amount of outstanding Notes represented thereby shall be made by the Trustee in accordance with Applicable Procedures and shall be made on the records of the Trustee and the Depositary.

(iii)        The Depositary, as a Holder, may appoint agents and otherwise authorize participants to give or take any request, demand, authorization, direction, notice, consent, waiver or other action which a Holder is entitled to give or take under this Indenture.

(iv)        Notwithstanding the other provisions of this Indenture, unless otherwise specified as contemplated by Section 2.02, payment of the principal of, premium, if any, and interest, if any, on any Global Note shall be made to the Holder thereof.

(v)         The Company, the Trustee and any Agent shall treat a person as the Holder of such principal amount of Notes represented by a Global Note as shall be specified in a written statement of the Depositary or by the applicable procedures of such Depositary with respect to such Global Note, for purposes of obtaining any consents, declarations, waivers or directions required to be given by the Holders pursuant to this Indenture.

(c)          Certificated Notes. Beneficial interests in a Global Note may be exchanged for certificated Notes:

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(i)          If (x) the Depositary for such Global Note notifies the Company that it is unwilling or unable to continue as Depositary for such Global Note or if at any time such Depositary ceases to be a clearing agency registered under the Exchange Act, and, in either case, the Company fails to appoint a successor Depositary registered as a clearing agency under the Exchange Act within 90 days of such event or (y) the Company executes and delivers to the Trustee an Officer’s Certificate to the effect that such Global Note shall be so exchangeable;

(ii)         If an Event of Default has occurred and is continuing; or

(iii)        If the holder of such beneficial interest and the Company agree to such exchange.

Except as provided in this Section 2.11, a Global Note may not be transferred except as a whole by the Depositary with respect to such Global Note to a nominee of such Depositary, by a nominee of such Depositary to such Depositary or another nominee of such Depositary or by the Depositary or any such nominee to a successor Depositary or a nominee of such a successor Depositary.

Section 2.12         Exchange Agent. The Company shall maintain an office or agency where Notes may be presented for exchange (the “Exchange Agent”). The Company will give prompt written notice to the Trustee of the name and address, and any change in the name or address, of the Exchange Agent. If at any time the Company shall fail to maintain the Exchange Agent or shall fail to furnish the Trustee with the name and address thereof, such presentations may be made at the Corporate Trust Office of the Trustee, and the Company hereby appoints the Trustee as its agent to receive all such presentations.

The Company may have one or more additional exchange agents. The term “Exchange Agent” includes any such additional exchange agents. The Company hereby initially appoints the Trustee as Registrar, Paying Agent and Exchange Agent in connection with the Notes.

Section 2.13         Further Issues; Repurchases. The Company may, without the consent of the Holders, reopen this Indenture and issue Additional Notes with the same terms and the same CUSIP number as the Initial Notes (other than differences in the issue price, interest accrued prior to the issue date of such Additional Notes, transfer restrictions and other related matters) in an unlimited aggregate principal amount, provided that if any such Additional Notes are not fungible with the Initial Notes for U.S. federal income tax purposes, such Additional Notes shall have a separate CUSIP number. Prior to the issuance of any such Additional Notes, the Company shall deliver to the Trustee a Company Order and an Officer’s Certificate, which shall cover such matters, in addition to those required by Section 13.07, as the Trustee shall request. In addition, upon the request of the Trustee, the Company shall furnish to the Trustee an Opinion of Counsel which shall cover the matters required by Section 13.07. In addition, the Company may at any time and from time to time repurchase Notes by tender offer, open market purchases, negotiated transactions or otherwise, in accordance with applicable securities laws. The Company shall cause any Notes repurchased by the Company pursuant to the foregoing sentence or otherwise (other than Notes repurchased pursuant to cash-settled swaps or other derivatives) to be surrendered to the Trustee for cancellation and such Notes will no longer be Outstanding under the Indenture upon their repurchase.

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Section 2.14         Cancellation.

The Company at any time may deliver the Notes to the Trustee for cancellation. The Registrar and the Paying Agent shall forward to the Trustee any Notes surrendered to them for registration of transfer, exchange or payment. The Trustee shall cancel all Notes surrendered for transfer, exchange, payment, replacement or cancellation and shall destroy such canceled Notes (subject to the record retention requirement of the Exchange Act and the Trustee) and deliver a certificate of such cancellation to the Company, upon written request of the Company. The Company may not issue new Notes to replace Notes that it has paid or delivered to the Trustee for cancellation.

Section 2.15         Persons Deemed Owners. Prior to due presentment of a Note for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name such Note is registered in the Register as the owner of such Note for the purpose of receiving payment of principal, interest, if any, or payment of the Fundamental Change Repurchase Price, for the purpose of exchange and for all other purposes whatsoever, subject to Section 2.06(h), Section 2.08 and Section 2.11(c), whether or not such Note be overdue, and neither the Company, the Trustee nor any agent of the Company or the Trustee shall be affected by notice to the contrary.

Section 2.16         CUSIP Numbers.

The Company in issuing the Notes shall use restricted CUSIP and ISIN numbers (if then generally in use) until such time as the Restricted Securities Legend is removed pursuant to Section 2.06(b). At such time as the Restricted Securities Legend is removed from such Notes pursuant to Section 2.06(b), the Company will use an unrestricted CUSIP number for such Notes, but only with respect to the Notes from which such Restricted Securities Legend was so removed. The Trustee shall use CUSIP numbers in notices as a convenience to Holders; provided that any such notice may state that no representation is made as to the correctness of such numbers either as printed on the Notes or as contained in any notice and that reliance may be placed only on the other elements of identification printed on the Notes, and any action taken in connection with such notice shall not be affected by any defect in or omission of such numbers.

Article III.
Covenants

Section 3.01         Payment of Principal and Interest; Method of Payment. The Company covenants and agrees that it shall duly and punctually pay or cause to be paid the principal of and interest (including Additional Interest, if any), on each of the Notes at the places, at the respective times and in the manner provided herein and in the Notes.

(a)          The Notes will bear interest at a rate of 5.625% per year. Interest on the Notes will accrue from and including the initial date of issuance, or from the most recent date to which interest has been paid or duly provided for. Interest will be payable semiannually in arrears on each Interest Payment Date beginning May 15, 2015. Pursuant to Section 3.08 and Section 7.02 of this Indenture, in certain circumstances, the Holders of Notes shall be entitled to receive Additional Interest.

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(b)          Interest (including Additional Interest, if any) will be paid to the person in whose name a Note is registered at the Close of Business on May 1 or November 1, as the case may be (the “Regular Record Date”), immediately preceding the relevant Interest Payment Date. Interest on the Notes will be computed on the basis of a 360-day year composed of twelve 30-day months and, for partial months, on the basis of the number of days actually elapsed in a 30-day month.

(c)          The Company will pay the principal of certificated Notes at the office or agency designated by the Company. The Company has initially designated a Corporate Trust Office of the Trustee as its Paying Agent and Registrar as a place where Notes may be presented for payment for or registration of transfer. The Company will pay any interest on any certificated Note to the Holder of such Note (i) if such Holder holds $2,000,000 or less aggregate principal amount of Notes, by check mailed to such Holder’s registered address, and (ii) if such Holder holds more than $2,000,000 aggregate principal amount of Notes, (A) by check mailed to such Holder’s registered address or, (B) if such Holder delivers to the Registrar a written request that the Company make such payments by wire transfer to an account of such Holder within the United States, for each interest payment corresponding to each Regular Record Date occurring during the period beginning on the date on which such Holder delivered such request and ending on the date, if any, on which such Holder delivers to the Registrar a written instruction to the contrary, by wire transfer of immediately available funds to the account specified by such Holder.

The Company shall pay the principal of, and interest on Global Notes in immediately available funds to the Depositary.

Section 3.02         Provisions as to Paying Agent.

(a)          If the Company shall appoint a Paying Agent other than the Trustee, or if the Trustee shall appoint such a Paying Agent, the Company will cause such Paying Agent to execute and deliver to the Trustee an instrument in which such Paying Agent shall agree with the Trustee, subject to the provisions of this Section 3.02 that such Paying Agent will, during the continuance of any Default by the Company (or any other obligor upon the Notes) in the making of any payment in respect of the Notes, upon the written request of the Trustee, forthwith pay to the Trustee all sums held in trust by such Paying Agent as such.

The Company shall, on or before each due date of the principal of (excluding any Fundamental Change Repurchase Price with respect to), or interest (including Additional Interest, if any) on, the Notes, deposit with the Paying Agent a sum (in funds which are immediately available on the due date for such payment) sufficient to pay such principal or interest, and (unless such Paying Agent is the Trustee) the Company will promptly notify the Trustee of any failure to take such action; provided, however, that if such deposit is made on the due date, such deposit shall be received by the Paying Agent by 11:00 a.m. New York City time, on such date.

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(b)          If the Company or the Guarantor shall act as the Company’s own Paying Agent, it will, on or before each due date of the principal of or interest (including Additional Interest, if any) on the Notes, set aside, segregate and hold in trust for the benefit of the Holders of the Notes a sum sufficient to pay such principal or interest (including Additional Interest, if any) so becoming due and will promptly notify the Trustee of any failure to take such action and of any failure by the Company (or any other obligor under the Notes) to make any payment of the principal of or interest (including Additional Interest, if any) on the Notes when the same shall become due and payable.

(c)          Anything in this Section 3.02 to the contrary notwithstanding, the Company may, at any time, for the purpose of obtaining a satisfaction and discharge of this Indenture, or for any other reason, pay or cause to be paid to the Trustee all sums held in trust by the Company or any Paying Agent hereunder as required by this Section 3.02, such sums to be held by the Trustee upon the trusts herein contained, and upon such payment by the Company or any Paying Agent to the Trustee, the Company or such Paying Agent shall be released from all further liability with respect to such sums.

(d)          Anything in this Section 3.02 to the contrary notwithstanding, the agreement to hold sums in trust as provided in this Section 3.02 is subject to Section 9.03.

(e)          The Trustee shall not be responsible for the actions of any other Paying Agents (including the Company or the Guarantor if acting as the Company’s own Paying Agent) and shall have no control of any funds held by such other Paying Agents.

Section 3.03         SEC Filings and Reports. The Guarantor covenants that any documents or reports that the Guarantor is required to file with the SEC pursuant to Section 13 or 15(d) of the Exchange Act shall be filed by the Guarantor (with a copy to the Trustee) within 15 calendar days after the same are required to be filed with the SEC (giving effect to any grace period provided by Rule 12b-25 under the Exchange Act or any other similar successor provision). Documents filed by the Guarantor pursuant to the SEC’s “EDGAR” system (or any successor electronic filing system) shall be deemed to constitute “filing” with the Trustee for purposes of this Section 3.03. The Guarantor shall also comply with the provisions of Section 314(a) of the Trust Indenture Act.

If at any time the Guarantor is not subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act, the Guarantor shall provide the Trustee and the Holders with annual and quarterly reports containing substantially the same information as would have been required to be filed with the SEC had the Guarantor continued to have been subject to such reporting requirements. In such event, such annual and quarterly reports shall be provided within 15 days after the same would have been required to filed with the SEC had the Guarantor continued to have been subject to such reporting requirements. Delivery of such reports, information and documents to the Trustee is for informational purposes only and the Trustee’s receipt of such shall not constitute constructive notice of any information contained therein or determinable from information contained therein, including the Guarantor’s or the Company’s compliance with any of its covenants hereunder (as to which the Trustee is entitled to rely exclusively on Officer’s Certificates).

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Section 3.04         Additional Interest. If at any time Additional Interest becomes payable by the Company, the Company shall promptly deliver to the Trustee a certificate to that effect and stating (i) the amount of such Additional Interest that is payable and (ii) the date on which such Additional Interest is payable. Unless and until a Responsible Officer of the Trustee receives such a certificate, the Trustee may assume without inquiry that no Additional Interest is payable. If the Company has paid Additional Interest directly to the Persons entitled to such Additional Interest, the Company shall deliver to the Trustee a certificate setting forth the particulars of such payment.

Section 3.05         Compliance Certificate.

To the extent any Notes are outstanding, the Company shall deliver to the Trustee, within 120 days after the end of each fiscal year of the Company, an Officer’s Certificate stating that a review of the activities of the Company, the Guarantor and their respective Subsidiaries during the preceding fiscal year has been made under the supervision of the signing Officer with a view to determining whether the Company and the Guarantor have kept, observed, performed and fulfilled their respective obligations under this Indenture, and further stating, as to such Officer signing such certificate, that to the best of his/her knowledge, each of the Company and the Guarantor has kept, observed, performed and fulfilled each and every covenant contained in this Indenture and is not in default in the performance or observance of any of the terms, provisions and conditions hereof (or, if a Default or Event of Default shall have occurred, describing all such Defaults or Events of Default of which the Officer may have knowledge).

Section 3.06         Stay, Extension and Usury Laws.

Each of the Company and the Guarantor covenants (to the extent that it may lawfully do so) that it will not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay, extension or usury law wherever enacted, now or at any time hereafter in force, which may affect the covenants or the performance of this Indenture or the Notes; and each of the Company and the Guarantor (to the extent it may lawfully do so) hereby expressly waives all benefit or advantage of any such law and covenants that it will not, by resort to any such law, hinder, delay or impede the execution of any power herein granted to the Trustee, but will suffer and permit the execution of every such power as though no such law has been enacted.

Section 3.07         Delivery of Certain Information. If, at any time, the Company or the Guarantor is not subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act, the Company or the Guarantor shall, so long as any of the Notes or any shares of Common Stock issuable upon exchange thereof will, at such time, constitute “restricted securities” within the meaning of Rule 144(a)(3) under the Securities Act, upon the request of any Holder, beneficial owner or prospective purchaser of the Notes or any shares of Common Stock issuable upon the exchange of the Notes, furnish to such Holder, beneficial owner or prospective purchaser the information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act to facilitate the resale of the Notes or such shares of Common Stock pursuant to Rule 144A, as such rule may be amended from time to time. The Company and the Guarantor will take such further action as any Holder or beneficial owner of such Notes may reasonably request to the extent from time to time required to enable such Holder or beneficial owner to sell such Notes or shares of Common Stock in accordance with Rule 144A under the Securities Act, as such rule may be amended from time to time.

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Section 3.08         Rule 144 Additional Interest.

(a)          If, at any time during the six-month period beginning on, and including, the date that is six months after the Original Issuance Date, the Guarantor fails to timely file any document or report that it is required to file with the SEC pursuant to Section 13 or 15(d) of the Exchange Act, as applicable (after giving effect to all applicable grace periods thereunder and other than reports on Form 8-K), the Company shall pay Additional Interest on the Notes. Such Additional Interest shall accrue on the Notes at the rate of 0.25% per annum of the aggregate principal amount of the Notes outstanding for each day during such period for which the Guarantor’s failure to file has occurred and is continuing. As used in this Section 3.08(a), documents or reports that the Guarantor is required to “file” with the SEC pursuant to Section 13 or 15(d) of the Exchange Act do not include documents or reports that the Guarantor furnishes to the SEC pursuant to Section 13 or 15(d) of the Exchange Act.

(b)          If, and for so long as, the Restricted Securities Legend on the Notes specified in Section 2.06 has not been removed, the Notes are assigned a restricted CUSIP number or the Notes are not otherwise freely tradable pursuant to Rule 144 without restrictions by Holders other than the Company’s or the Guarantor’s Affiliates (as a result of restrictions pursuant to U.S. securities law or the terms of this Indenture or the Notes) as of the 375th day after Original Issuance Date of the Notes, the Company shall pay Additional Interest on the Notes at a rate equal to 0.50% per annum of the aggregate principal amount of the Notes outstanding until the restrictive legend on the Notes has been removed in accordance with Section 2.06, the Notes are assigned an unrestricted CUSIP number and the Notes are freely tradable pursuant to Rule 144 without restrictions by Holders other than the Company’s or the Guarantor’s Affiliates (without restrictions pursuant to U.S. securities law or the terms of this Indenture or such Notes).

(c)          Additional Interest pursuant to this Section 3.08 (“Rule 144 Additional Interest”) shall be in addition to any Additional Interest payable under Section 7.02.

(d)          The Notes shall be issued initially with a restricted CUSIP number.

(e)          Additional Interest pursuant to this Section 3.08 will be payable in arrears on each Interest Payment Date following accrual in the same manner as regular interest on the Notes.

(f)          Notwithstanding any other provision in this Indenture, in no event will the combined rate of Rule 144 Additional Interest and Reporting Additional Interest exceed 0.50% per annum regardless of the number of events or circumstances giving rise to the requirement to pay such Additional Interest.

(g)          Whenever Additional Interest is accruing on a Record Date, the Company will pay all accrued and unpaid Additional Interest to the Holders of record on such Record Date on the corresponding Interest Payment Date. If Additional Interest is not accruing on a Record Date, but has accrued since the immediately preceding Record Date, the Company shall pay any accrued and unpaid Additional Interest on the Interest Payment Date corresponding to the latter Record Date to Holders of record on the latter Record Date.

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(h)          If the Company is required to pay Additional Interest to Holders, the Company shall provide a direction or order in the form of a Company Order to the Trustee (and if the Trustee is not the Paying Agent, to the Paying Agent) of the Company’s obligation to pay such Additional Interest no later than two Business Days prior to the date on which any such Additional Interest is scheduled to be paid. Such notice shall set forth the amount of Additional Interest to be paid by the Company on such payment date and direct the Trustee (or, if the Trustee is not the Paying Agent, to the Paying Agent) to make payment to the extent it receives funds from the Company to do so. The Trustee shall not at any time be under any duty or responsibility to any Holder to determine whether the Additional Interest is payable, or with respect to the nature, extent, or calculation of the amount of the Additional Interest owed, or with respect to the method employed in such calculation of the Additional Interest.

Article IV.
Repurchase at Option of the Holder

Section 4.01         Repurchase at the Option of the Holder Upon a Fundamental Change.

(a)          If a Fundamental Change occurs at any time, the Holders shall have the right, at such Holder’s option, to require the Company to repurchase all of such Holder’s Notes, or any portion of the principal amount thereof that is equal to $1,000 or an integral multiple of $1,000, on a date (the “Fundamental Change Repurchase Date”) specified by the Company that is not less than 20 Business Days and not more than 35 Business Days after the date of the Fundamental Change Repurchase Right Notice at a repurchase price equal to 100% of the principal amount of the Notes to be repurchased plus accrued and unpaid interest, if any, to, but excluding, the Fundamental Change Repurchase Date, unless such Fundamental Change Repurchase Date falls after a Regular Record Date for an Interest Payment Date and on or prior to the corresponding Interest Payment Date, in which case the Company will pay the full amount of accrued and unpaid interest payable on such Interest Payment Date to the Holder of record at the Close of Business on such Regular Record Date (the “Fundamental Change Repurchase Price”). Any Notes repurchased by the Company will be paid for in cash.

Repurchases of Notes under this Section 4.01 shall be made, at the option of the Holder thereof, upon:

(i)          if the Notes are held in certificated form, delivery to the Trustee (or other Paying Agent appointed by the Company) by a Holder of a duly completed notice (the “Fundamental Change Repurchase Notice”) in the form set forth on the reverse of the Note or, if the Notes are Global Notes, a notice that complies with the Applicable Procedures, prior to the Close of Business on the second Scheduled Trading Day immediately preceding the Fundamental Change Repurchase Date, subject to extension to comply with applicable law; and

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(ii)         delivery or book-entry transfer of the Notes (together with all necessary endorsements) to the Trustee (or other Paying Agent appointed by the Company) at any time after delivery of the Fundamental Change Repurchase Notice and prior to the Close of Business on the second Scheduled Trading Day immediately preceding the Fundamental Change Repurchase Date, subject to extension to comply with applicable law, at the Corporate Trust Office of the Trustee (or other Paying Agent appointed by the Company), such delivery being a condition to receipt by the Holder of the Fundamental Change Repurchase Price therefor; provided that such Fundamental Change Repurchase Price shall be so paid pursuant to this Section 4.01 only if the Note so delivered to the Trustee (or other Paying Agent appointed by the Company) shall conform in all respects to the description thereof in the related Fundamental Change Repurchase Notice.

The Fundamental Change Repurchase Notice shall state:

(A)         if certificated, the certificate numbers of Notes to be delivered for repurchase;

(B)         the portion of the principal amount of Notes to be repurchased, which must be $1,000 or an integral multiple thereof; and

(C)         that the Notes are to be repurchased by the Company pursuant to the applicable provisions of the Notes and this Indenture.

provided, however, that if the Notes are Global Notes, the Fundamental Change Repurchase Notice must comply with the Applicable Procedures.

Any repurchase by the Company contemplated pursuant to the provisions of this Section 4.01 shall be consummated by the delivery of the consideration to be received by the Holder in accordance with Section 4.01(d).

The Trustee (or other Paying Agent appointed by the Company) shall promptly notify the Company of the receipt by it of any Fundamental Change Repurchase Notice or written notice of withdrawal thereof in accordance with the provisions of subsection (c) of this Section 4.01.

Any certificated Note that is to be repurchased only in part shall be surrendered to the Trustee (with, if the Company or the Trustee so requires, due endorsement by, or a written instrument of transfer in form satisfactory to the Company and the Trustee duly executed by the Holder thereof or his attorney duly authorized in writing), and the Company shall execute, and the Trustee shall authenticate and make available for delivery to the Holder of such certificated Note without service charge, a new certificated Note or new certificated Notes, containing identical terms and conditions, each in an authorized denomination in aggregate principal amount equal to and in exchange for the unrepurchased portion of the principal of the certificated Note so surrendered.

(b)          After the occurrence of a Fundamental Change, but on or before the 15th day following such occurrence, the Company shall provide to all Holders and the Trustee and Paying Agent a notice (the “Fundamental Change Repurchase Right Notice”) of the occurrence of such Fundamental Change and of the resulting repurchase right, if any, at the option of the Holders arising as a result thereof.

Each Fundamental Change Repurchase Right Notice shall specify:

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(i)          the events causing the Fundamental Change and whether such Fundamental Change also constitutes a Make-Whole Fundamental Change;

(ii)         the date of the Fundamental Change;

(iii)        the last date on which a Holder may exercise its repurchase rights under Section 4.01, if applicable;

(iv)        the Fundamental Change Repurchase Price;

(v)         the Fundamental Change Repurchase Date;

(vi)        the name and address of the Paying Agent and the Exchange Agent, if applicable;

(vii)       that the Notes are eligible to be exchanged, the applicable Exchange Rate and any adjustments to the applicable Exchange Rate;

(viii)      that the Notes with respect to which a Fundamental Change Repurchase Notice has been delivered by a Holder may be exchanged only if the Holder withdraws the Fundamental Change Repurchase Notice in accordance with the terms of this Indenture; and

(ix)         the procedures the Holder must follow to require the Company to repurchase its Notes under Section 4.01, if applicable.

No failure of the Company to give the foregoing notices and no defect therein shall limit the Holders’ repurchase rights or affect the validity of the proceedings for the repurchase of the Notes pursuant to this Section 4.01.

(c)          A Fundamental Change Repurchase Notice may be withdrawn in whole or in part by means of a written notice of withdrawal delivered to the Paying Agent in accordance with the Fundamental Change Repurchase Right Notice at any time prior to the Close of Business on the second scheduled Trading Day prior to the Fundamental Change Repurchase Date (the “Fundamental Change Expiration Time”), specifying:

(i)          the principal amount of the withdrawn Notes;

(ii)         if certificated Notes have been issued, the certificate numbers of the withdrawn Notes; and

(iii)        the principal amount, if any, of such Note that remains subject to the original Fundamental Change Repurchase Notice, which portion must be in principal amounts of $1,000 or an integral multiple of $1,000;

provided, however, that if the Notes are Global Notes, the notice must comply with the Applicable Procedures.

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(d)          On or prior to 11:00 a.m., New York City time, on the Fundamental Change Repurchase Date, the Company shall deposit with the Trustee (or other Paying Agent appointed by the Company or if the Company is acting as its own Paying Agent, set aside, segregate and hold in trust) an amount of money sufficient to repurchase on the Fundamental Change Repurchase Date all of the Notes to be repurchased on such date at the Fundamental Change Repurchase Price. Subject to receipt of funds and/or Notes by the Trustee (or other Paying Agent appointed by the Company), payment for Notes properly surrendered for repurchase (and not withdrawn) prior to the Fundamental Change Expiration Time shall be made promptly after the later of (x) the Fundamental Change Repurchase Date with respect to such Note (provided the Holder has satisfied the conditions to the payment of the Fundamental Change Repurchase Price in this Section 4.01), or (y) the time of book-entry transfer or the delivery of such Note to the Trustee (or other Paying Agent appointed by the Company) by the Holder thereof in the manner required by this Section 4.01 in accordance with the provisions in Section 3.01(c). The Trustee shall, promptly after such payment and upon written demand by the Company, return to the Company any funds in excess of the Fundamental Change Repurchase Price.

(e)          Subject to a Holder’s right to receive interest on the related Interest Payment Date where the Fundamental Change Repurchase Date, as applicable, falls between a Regular Record Date and the Interest Payment Date to which it relates, if the Trustee (or other Paying Agent appointed by the Company) holds money or securities sufficient to pay the Fundamental Change Repurchase Price on the Fundamental Change Repurchase Date, then (i) such Notes shall cease to be outstanding and interest shall cease to accrue on such Notes, whether or not book-entry transfer of the Notes is made or whether or not the Notes are delivered to the Paying Agent, and (ii) all other rights of the Holders of such Notes shall terminate other than the right to receive the Fundamental Change Repurchase Price and previously accrued and unpaid interest, if any, upon delivery or book-entry transfer of the Notes.

(f)          No Notes may be repurchased at the option of Holders on any date if the principal amount of the Notes has been accelerated, and such acceleration has not been rescinded, on or prior to such date (except in the case of an acceleration resulting from a Default by the Company in the payment of the applicable Fundamental Change Repurchase Price with respect to such Notes).

(g)          In connection with any repurchase offer upon the occurrence of a Fundamental Change, the Company shall, if required:

(i)          comply with the provisions of the tender offer rules under the Exchange Act that may then be applicable;

(ii)         file a Schedule TO or any successor or similar schedule, if required, under the Exchange Act; and

(iii)        otherwise comply with all federal and state securities laws in connection with any offer by the Company to repurchase the Notes, in each case, so as to permit the rights and obligations under this Article IV to be exercised in the time and in the manner specified in this Indenture.

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(h)          Notwithstanding anything to the contrary in this Article IV, the Company will not be required to make an offer to repurchase the Notes upon a Fundamental Change if a third party makes such an offer to repurchase in the manner, at the times and otherwise in compliance with the requirements set forth in this Article IV applicable to an offer to repurchase made by the Company and such third party purchases all Notes properly tendered and not validly withdrawn under such offer.

(i)          Notwithstanding any other provision of this Article IV, the Company will not be required to repurchase the Notes upon a Fundamental Change pursuant to clause (2) of the definition of “Fundamental Change” if (i) such Fundamental Change results in the Notes becoming exchangeable (pursuant to Section 5.05) into Reference Property consisting of cash in an amount per Note greater than the Fundamental Change Purchase Price (assuming the maximum amount of accrued interest would be payable based on the latest possible Fundamental Change Purchase Date, including any interest payable prior to such date) and (ii) the Fundamental Change Repurchase Notice advises the Holders of their right to exchange their Notes at such greater amount. For the avoidance of doubt, under such circumstances, the Company will not be required to offer to repurchase the Notes in such a Fundamental Change Repurchase Notice.

Article V.
Exchange of Notes

Section 5.01         Right to Exchange.  Subject to and upon compliance with the procedures for exchange set forth in this Article V, a Holder shall have the right, at such Holder’s option, to exchange the principal amount of its Notes, or any portion of such principal amount which is $1,000 or a multiple thereof, into Common Stock at the applicable Exchange Rate, at any time prior to the Close of Business on the second Scheduled Trading Day prior to the Stated Maturity, unless the Notes have been previously repurchased by the Company, only upon satisfaction of the conditions precedent to exchange described in Section 5.02 and subject to the Ownership Limitation set forth in Section 5.03(b). The number of shares of Common Stock issuable and cash payable, if any, upon exchange of a Note shall be determined as set forth in Section 5.03.

Section 5.02         Exchange Procedures.  The following procedures shall apply to the exchange of Notes:

(a)          In respect of Notes held in certificated form, a Holder must (i) complete and manually sign the exchange notice attached to the Note (the “Exchange Notice”), or facsimile of such Exchange Notice; (ii) deliver such Exchange Notice, which is irrevocable, and the Note to the Exchange Agent at the office maintained by the Exchange Agent for such purpose; (iii) to the extent any shares of Common Stock issuable upon exchange are to be issued in a name other than the Holder’s, furnish endorsements and transfer documents as may be required by the Exchange Agent or stock transfer agent; (iv) if required pursuant to Section 5.08 below, pay all transfer or similar taxes; and (v) if required pursuant to Section 5.03(c) below, pay funds equal to interest payable on the next Interest Payment Date to which such Holder is not entitled.

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(b)          In respect of a beneficial interest in a Global Note, a Beneficial Owner must comply with the Applicable Procedures for exchanging a beneficial interest in a Global Note and, if required pursuant to Section 5.03(c), pay funds equal to interest payable on the next Interest Payment Date to which such Beneficial Owner is not entitled, and if required, taxes or duties, if any.

The date a Holder satisfies the foregoing requirements, as applicable, is the “Exchange Date” hereunder.

No Exchange Notice with respect to any Notes may be tendered by a Holder thereof if such Holder has also tendered a Fundamental Change Repurchase Notice and not validly withdrawn such Fundamental Change Repurchase Notice in accordance with the applicable provisions of Section 4.01. A Holder’s right to exchange its Notes that are subject to such Fundamental Change Repurchase Notice will terminate at the Close of Business on the second Scheduled Trading Day immediately preceding the relevant Fundamental Change Repurchase Date.

Upon surrender of a certificated Note that is exchanged in part, the Company shall execute, and the Trustee or the Authenticating Agent shall authenticate and deliver to the Holder, a new certificated Note in an authorized denomination equal in principal amount to the unexchanged portion of the Note surrendered.

Upon the exchange of a beneficial interest in Global Notes, the Exchange Agent shall make a notation in its records as to the reduction in the principal amount represented thereby.

Each exchange shall be deemed to have been effected as to any such Notes (or portion thereof) surrendered for exchange at the Close of Business on the applicable Exchange Date; provided, however, that, other than as set forth under Section 5.05, the Person in whose name any shares of Common Stock shall be issuable upon exchange will become a stockholder of record as of the Close of Business on the Exchange Date.

Section 5.03         Settlement Upon Exchange.

(a)          Settlement Method. Subject to this Section 5.03, upon any exchange of any Note (except for exchanges that occur on or after the Regular Record Date corresponding to the final Interest Payment Date), the Company shall deliver, on or prior to the third Trading Day immediately following the Exchange Date, a number of shares of Common Stock equal to (i) (A) the aggregate principal amount of Notes to be exchanged, divided by (B) $1,000, multiplied by (ii) the applicable Exchange Rate in effect on the Exchange Date; provided, however, that with respect to exchanges that occur on or after the Regular Record Date corresponding to the final Interest Payment Date (i.e. November 1, 2019), the Company shall deliver such number of shares of Common Stock on the Stated Maturity.

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(b)          Limitation on Shares of Common Stock Deliverable Upon Exchange. Notwithstanding anything to the contrary in the Indenture, no Holder will be entitled to receive shares of the Common Stock upon exchange of Notes to the extent (but only to the extent) that such delivery would result in a violation of the Ownership Limitation. Any purported delivery of shares of Common Stock upon exchange of Notes shall be void and have no effect to the extent (but only to the extent) that such delivery would result in the exchanging Holder violating the Ownership Limitation. If any delivery of shares of Common Stock owed to a Holder upon exchange is not made, in whole or in part, because such delivery would result in a violation of the Ownership Limitation, the obligation of the Company to make such delivery shall not be extinguished, and the Company will make such delivery as promptly as practicable after any such Holder gives notice to the Company that such delivery would not result in a violation of the Ownership Limitation.

(c)          Payment of Interest Upon Exchange.

(i)          Upon exchange, Holders shall not receive any separate cash payment or shares of Common Stock for accrued and unpaid interest (including Additional Interest, if any), except as described in Section 5.03(c)(ii). Upon exchange, the Company’s delivery of shares of Common Stock and cash, if any, will be deemed to satisfy and discharge in full the Company’s obligation to pay the principal of, and accrued and unpaid interest (including Additional Interest), if any, on, such Note to, but excluding, the Exchange Date rather than cause such obligation to be cancelled, extinguished or forfeited.

(ii)         Notwithstanding Section 5.03(c)(i), if any Notes are exchanged after the Close of Business on a Regular Record Date, Holders of record of such Notes at the Close of Business on such Regular Record Date will receive interest (including Additional Interest, if any) payable on such Notes on the corresponding Interest Payment Date notwithstanding the exchange. Notes surrendered for exchange during the period from the Close of Business on any Regular Record Date to the Open of Business on the immediately following Interest Payment Date must be accompanied by funds equal to the amount of interest (including Additional Interest, if any) payable on such Interest Payment Date for the Notes so exchanged; provided that no such payment need be made:

(A)         if the Company has specified a Fundamental Change Repurchase Date that is after a Regular Record Date and on or prior to the second Scheduled Trading Day following the corresponding Interest Payment Date;

(B)         to the extent of any overdue interest, if any overdue interest exists at the time of exchange with respect to such Notes; or

(C)         in respect of any exchanges that occur after the Regular Record Date immediately preceding the Stated Maturity.

Therefore, for the avoidance of doubt, all Holders on the Regular Record Date immediately preceding the Stated Maturity will receive the full interest payment due on the Stated Maturity regardless of whether their Notes have been exchanged following such Regular Record Date.

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(d)          Cash Payments in Lieu of Fractional Shares. The Company shall not issue fractional shares of Common Stock upon exchange of the Notes. If multiple Notes shall be surrendered for exchange at one time by the same Holder, the number of full shares of Common Stock which shall be issuable upon exchange (and the number of fractional shares of Common Stock, if any, for which cash shall be delivered) shall be computed on the basis of the aggregate principal amount of the Notes (or specified portions thereof to the extent permitted hereby) so surrendered. If any fractional share of Common Stock would be issuable upon the exchange of any Notes, the Company shall pay an amount in cash for the current market value of the fractional shares. The current market value of a fractional share of Common Stock shall be determined (calculated to the nearest 1/10,000th of a share) by the Last Reported Sale Price of Common Stock on the Exchange Date (or, if the Exchange Date is not a Trading Day, the next following Trading Day).

(e)          Exchange of Multiple Notes by a Single Holder. If a Holder surrenders more than one Note for exchange on a single Exchange Date, the Company will calculate the amount of cash and the number of shares of Common Stock due with respect to such Notes as if such Holder had surrendered for exchange one Note having an aggregate principal amount equal to the sum of the principal amounts of each of the Notes surrendered for exchange by such Holder on such Exchange Date.

(f)          Notices. Whenever an Exchange Date occurs with respect to a Note, the Exchange Agent will, as promptly as possible, and in no event later than the Business Day immediately following such Exchange Date, deliver to the Company and the Trustee, if it is not then the Exchange Agent, notice that an Exchange Date has occurred, which notice will state such Exchange Date, the principal amount of Notes exchanged on such Exchange Date and the names of the Holders that exchanged Notes on such Exchange Date.

Section 5.04         Adjustment of Exchange Rate. The Exchange Rate shall be adjusted as described below, except that the Company will not make any adjustment to the Exchange Rate if Holders participate (other than in the case of a share split or share combination), solely as a result of holding the Notes, and at the same time and upon the same terms as holders of Common Stock participate, in any of the transactions described below without having to exchange their Notes, as if such Holders had held a number of shares of Common Stock equal to the applicable Exchange Rate in effect immediately prior to the adjustment thereof in respect of such transaction, multiplied by the principal amount (expressed in thousands) of Notes held by such Holders. If a Holder is deemed to have received a distribution subject to U.S. federal income tax as a result of an adjustment to the Exchange Rate, and the Company pays withholding taxes on behalf of a Holder, the Company may, at its option, set off any such payment against payments of cash and Common Stock payable on the Notes (or, in some circumstances, against any payments on the Common Stock).

(a)          If the Guarantor exclusively issues shares of Common Stock as a dividend or distribution on all or substantially all shares of the Common Stock, or the Guarantor effects a share split or share combination, the Exchange Rate will be adjusted based on the following formula:

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where,

ER0	=	the Exchange Rate in effect immediately prior to the Close of Business on the Record Date for such dividend or distribution, or immediately prior to the Open of Business on the effective date of such share split or combination, as the case may be;

ER1	=	the Exchange Rate in effect immediately after the Close of Business on such Record Date or immediately after the Open of Business on such effective date, as the case may be;

OS0	=	the number of shares of Common Stock outstanding immediately prior to the Close of Business on such Record Date or immediately prior to the Open of Business on such effective date, as the case may be; and

OS1	=	the number of the shares of Common Stock that will be outstanding immediately after giving effect to such dividend or distribution or such share split or combination, as the case may be.

Any adjustment made to the Exchange Rate under this Section 5.04(a) shall become effective immediately after the Close of Business on the Record Date for such dividend or distribution or immediately after the Open of Business on the effective date of such share split or combination, as the case may be. If any dividend or distribution of the type described in this Section 5.04(a) is declared but is not so paid or made, the Exchange Rate shall be immediately readjusted, effective as of the date the Board of Directors of the Guarantor determines not to pay such dividend or distribution, to the Exchange Rate that would then be in effect if such dividend or distribution had not been declared. For the avoidance of doubt, if the application of the foregoing formula would result in a decrease in the Exchange Rate, no adjustment to the Exchange Rate will be made (other than (i) as a result of a share combination or (ii) with respect to the Company’s right to readjust the Exchange Rate).

(b)          If the Guarantor distributes to all or substantially all holders of the Common Stock any rights, options or warrants entitling them for a period of not more than 45 days after the Record Date for such distribution to subscribe for or purchase shares of Common Stock, at a price per share less than the average of the Last Reported Sale Prices of the Common Stock over the ten consecutive Trading Day period ending on, and including, the Trading Day immediately preceding the date of announcement of such distribution, the Exchange Rate will be increased based on the following formula:

where

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ER0	=	the Exchange Rate in effect immediately prior to the Close of Business on the Record Date for such distribution;

ER1	=	the Exchange Rate in effect immediately after the Close of Business on such Record Date;

OS0	=	the number of shares of Common Stock outstanding immediately prior to the Close of Business on such Record Date;

X	=	the total number of shares of Common Stock issuable pursuant to such rights, options or warrants; and

Y	=	the number of shares of Common Stock equal to the aggregate price payable to exercise such rights, options or warrants divided by the average of the Last Reported Sale Prices of the Common Stock over the ten consecutive Trading Day period ending on, and including, the Trading Day immediately preceding the date of announcement of such distribution.

Any increase in the Exchange Rate made pursuant to this Section 5.04(b) shall be made successively whenever any such rights, options or warrants are distributed and shall become effective immediately after the Close of Business on the Record Date for such issuance. To the extent that shares of Common Stock are not delivered after the expiration of such rights, options or warrants, the Exchange Rate shall be immediately decreased to the Exchange Rate that would then be in effect had the increase with respect to the issuance of such rights, options or warrants been made on the basis of delivery of only the number of shares of Common Stock actually delivered. If such rights, options or warrants are not so issued, the Exchange Rate shall be immediately decreased to the Exchange Rate that would then be in effect if the Record Date for such issuance had not occurred. For the avoidance of doubt, if the application of the foregoing formula would result in a decrease in the Exchange Rate, no adjustment to the Exchange Rate will be made (other than with respect to the Company’s right to readjust the Exchange Rate).

For purposes of this clause (b), in determining whether any rights, options or warrants entitle the holders of shares of Common Stock to subscribe for or purchase shares of Common Stock at less than such average of the Last Reported Sale Prices of Common Stock for the ten consecutive Trading Day period ending on, and including, the Trading Day immediately preceding the date of announcement of such distribution, and in determining the aggregate offering price of such shares of Common Stock, there shall be taken into account any consideration received by the Guarantor for such rights, options or warrants and any amount payable upon exercise or conversion thereof, the value of such consideration, if other than cash, to be determined by the Board of Directors of the Guarantor.

(c)          If the Guarantor distributes shares of Capital Stock, evidences of its indebtedness or other assets or property of the Guarantor or rights, options or warrants to acquire Capital Stock of the Guarantor or other securities to all or substantially all holders of Common Stock, excluding:

(i)          dividends, distributions, rights, options or warrants as to which an adjustment was effected pursuant to Section 5.04(a) or (b) above;

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(ii)         dividends or distributions paid exclusively in cash and as to which an adjustment was effected pursuant to Section 5.04(d) below; and

(iii)        Spin-Offs as to which the provisions set forth below in this Section 5.04(c) shall apply;

then the Exchange Rate will be increased based on the following formula:

where,

ER0	=	the Exchange Rate in effect immediately prior to the Close of Business on the Record Date for such distribution;

ER1	=	the Exchange Rate in effect immediately after the Close of Business on such Record Date;

SP0	=	the average of the Last Reported Sale Prices of Common Stock for the ten consecutive Trading Day period ending on, and including, the Trading Day immediately preceding the Ex-Dividend Date for such distribution; and

FMV	=	the Fair Market Value as determined by the Board of Directors of the Guarantor of the shares of Capital Stock, evidences of indebtedness, assets or property of the Guarantor or rights, options or warrants to acquire Capital Stock of the Guarantor or other securities to be distributed with respect to each outstanding share of Common Stock on the Ex-Dividend Date for such distribution.

Any increase in the Exchange Rate made under the portion of this clause (3) above will become effective immediately after the Close of Business on the Record Date for such distribution. If such distribution is not so paid or made, the Exchange Rate shall be immediately decreased to be the Exchange Rate that would then be in effect if such dividend or distribution had not been declared. For the avoidance of doubt, if the application of the foregoing formula would result in a decrease in the Exchange Rate, no adjustment to the Exchange Rate will be made (other than with respect to the Company’s right to readjust the Exchange Rate). Notwithstanding the foregoing, if “FMV” (as defined above) is equal to or greater than “SP0” (as defined above), in lieu of the foregoing increase, each Holder shall receive upon exchange, in respect of each $1,000 principal amount of Notes held by such Holder, the amount and kind of the Guarantor’s Capital Stock, evidences of the Guarantor’s indebtedness or other assets or property of the Guarantor or rights, options or warrants to acquire Capital Stock of the Guarantor or other securities that such Holder would have received if such Holder owned a number of shares of Common Stock equal to the Exchange Rate in effect immediately prior to the Close of Business on the Record Date for the distribution.

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With respect to an adjustment made in the Exchange Rate pursuant to this Section 5.04(c) where there has been a payment of a dividend or other distribution on the Common Stock in shares of Capital Stock of any class or series, or similar equity interest, of or relating to a Subsidiary of the Guarantor or other business unit of the Guarantor, where such Capital Stock or similar equity interest is listed or quoted on a United States national securities exchange (or will be so listed or quoted when issued) (the foregoing being referred to as a “Spin-Off”), the Exchange Rate will be increased based on the following formula:

where,

ER0	=	the Exchange Rate in effect immediately prior to the end of the Valuation Period (as defined below);

ER1	=	the Exchange Rate in effect immediately after the end of the Valuation Period;

FMV0	=	the average of the Last Reported Sale Prices of the Capital Stock or similar equity interest distributed to holders of Common Stock applicable to one share of Common Stock (determined by reference to the definition of Last Reported Sale Price set forth above as if references therein to Common Stock were to such Capital Stock or similar equity interest) over the first ten consecutive Trading Day period immediately following, and including, the Ex-Dividend Date of the Spin-Off (the “Valuation Period”); and

MP0	=	the average of the Last Reported Sale Prices of the Common Stock over the Valuation Period.

Any increase in the Exchange Rate made under the preceding paragraph shall be determined as of the Close of Business on the last Trading Day of the Valuation Period but will be given effect immediately after the Close of Business on the Record Date for the Spin-Off; provided that in respect of any exchange during the Valuation Period, references within this clause (c) to ten consecutive Trading Days shall be deemed replaced with such lesser number of Trading Days as have elapsed from, and including the Ex-Dividend Date of such Spin-Off to, and including, the Exchange Date in determining the applicable Exchange Rate. If any dividend or distribution that constitutes a Spin-Off is declared but not so paid or made, the Exchange Rate shall be immediately decreased, effective as of the date the Board of Directors of the Guarantor determines not to pay such dividend or distribution, to the Exchange Rate that would then be in effect if such dividend or distribution had not been declared or announced. For the avoidance of doubt, if the application of the foregoing formula would result in a decrease in the Exchange Rate, no adjustment to the Exchange Rate will be made (other than with respect to the Company’s right to readjust the Exchange Rate).

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(d)          If the Guarantor pays any cash dividends or distributions to all or substantially all holders of Common Stock, the Exchange Rate will be increased based on the following formula:

where,

ER0	=	the Exchange Rate in effect immediately prior to the Close of Business on the Record Date for such dividend or distribution;

ER1	=	the Exchange Rate in effect immediately after the Close of Business on such Record Date;

SP0	=	the average of the Last Reported Sale Prices of Common Stock over the ten consecutive Trading Day period ending on, and including, the Trading Day immediately preceding the Ex-Dividend Date for such dividend or distribution;

T	=	the dividend threshold amount, which shall initially be $0.28 per share per fiscal quarter, adjusted as described below to take into account events that cause adjustments to the Exchange Rate and as further adjusted to account for any change in the frequency of payment by the Guarantor of its regular cash dividend; provided that the dividend threshold amount shall be deemed to be zero if such dividend or distribution is not a regularly scheduled dividend by the Company (the “Dividend Threshold Amount”); and

C	=	the amount in cash per share the Guarantor distributes to holders of Common Stock.

Any increase in the Exchange Rate made under this clause (d) shall become effective immediately after the Close of Business on the Record Date for such dividend or distribution. If such dividend or distribution is not so paid or made, the Exchange Rate shall be immediately decreased, effective as of the date the Board of Directors of the Guarantor determines not to make or pay such dividend or distribution, to be the Exchange Rate that would then be in effect if such dividend or distribution had not been declared. For the avoidance of doubt, if the application of the foregoing formula would result in a decrease in the Exchange Rate, no adjustment to the Exchange Rate will be made (other than with respect to the Company’s right to readjust the Exchange Rate).

Whenever the Exchange Rate is adjusted, the Dividend Threshold Amount shall be adjusted by multiplying it by a fraction, the numerator of which is the Exchange Rate prior to adjustment and the denominator of which is the Exchange Rate following such adjustment.

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Notwithstanding the foregoing, if “C” (as defined above) is equal to or greater than “SP0” (as defined above), in lieu of the foregoing increase, each Holder shall receive upon exchange, for each $1,000 principal amount of Notes held by such Holder, the amount of cash that such Holder would have received if such Holder owned a number of shares of Common Stock equal to the Exchange Rate in effect on the Record Date for such dividend or distribution.

(e)          If the Guarantor or any Subsidiary of the Guarantor (including the Company) makes a payment in respect of a tender offer or exchange offer for Common Stock, to the extent that the cash and value of any other consideration included in the payment per share of Common Stock exceeds the Last Reported Sale Price of the Company’s Common Stock on the Trading Day next succeeding the last date (the “Expiration Date”) on which tenders or exchanges may be made pursuant to such tender or exchange offer, the Exchange Rate will be increased based on the following formula:

where,

ER0	=	the Exchange Rate in effect immediately prior to the Close of Business on the tenth Trading Day immediately following, and including, the Trading Day next succeeding the Expiration Date;

ER1	=	the Exchange Rate in effect immediately after the Close of Business on the tenth Trading Day immediately following, and including, the Trading Day next succeeding the Expiration Date;

AC	=	the aggregate value of all cash and any other consideration (as determined by the Board of Directors of the Guarantor) paid or payable for shares purchased in such tender or exchange offer;

OS0	=	the number of shares of Common Stock outstanding immediately prior to the date such tender or exchange offer expires (before giving effect to such tender offer or exchange offer);

OS1	=	the number of shares of Common Stock outstanding immediately after the date such tender or exchange offer expires (after giving effect to such tender or exchange offer); and

SP1	=	the average of the Last Reported Sale Prices of Common Stock over the ten consecutive Trading Day period commencing on, and including, the Trading Day next succeeding the date such tender or exchange offer expires.

Any increase in the Exchange Rate made pursuant to this clause (e) shall be determined as of the Close of Business on the tenth consecutive Trading Day next succeeding the Expiration Date but will be given effect as of the Close of Business on the Expiration Date.

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For purposes of determining the Exchange Rate, in respect of any exchange during the ten consecutive Trading Day period commencing on, and including, the Trading Day next succeeding the Expiration Date, references within this clause (e) to ten consecutive Trading Days shall be deemed replaced with such lesser number of Trading Days as have elapsed from, and including, the Trading Day next succeeding the Expiration Date to, and including, the relevant Exchange Date.

For the avoidance of doubt, if the application of the foregoing formula would result in a decrease in the Exchange Rate, no adjustment to the Exchange Rate will be made (other than with respect to the Company’s right to readjust the Exchange Rate).

(f)          Notwithstanding the foregoing, if any increase to the Exchange Rate described in Section 5.04(a), (b), (c), (d) or (e) above becomes effective and, but for this Section 5.04(f), a Holder that has exchanged its Notes:

(i)          would receive shares of Common Stock based on an increased Exchange Rate, and

(ii)         would be a record holder of such shares of Common Stock on the Record Date, effective date or Expiration Date for the dividend, distribution or other event giving rise to the increase or otherwise participates in such dividend, distribution or other event giving rise to the adjustment as a result of being treated as a holder of record of such shares of Common Stock, then, in lieu of receiving shares of Common Stock at such increased Exchange Rate, the Company will adjust the number of shares of Common Stock and amount of cash, if any, that it delivers to such Holder as it determines is appropriate to reflect such Holder’s participation in the related dividend, distribution or other event giving rise to such increase.

(g)          To the extent that the Guarantor has a stockholder rights plan in effect upon exchange of the Notes for Common Stock, Holders will receive, in addition to any Common Stock, the rights under the stockholder rights plan, unless prior to any exchange, the rights have separated from the Common Stock, in which case the Exchange Rate will be adjusted at the time of separation as if the Company distributed to all holders its Common stock, shares of its Capital Stock, evidences of indebtedness or assets as described in clause Section 5.04(c) above, subject to readjustment in the event of the expiration, termination or redemption of such rights.

(h)          Except as described herein, the Company will not adjust the Exchange Rate for the issuance of shares of Common Stock or any securities convertible into or exchangeable for shares of Common Stock or the right to purchase shares of Common Stock or such convertible or exchangeable securities. Except as described in Sections 5.04(a) through (e), Section 5.04(i), and Section 5.07, the Company shall not adjust the Exchange Rate. Without limiting the foregoing, the Exchange Rate will not be adjusted:

(i)          upon the issuance of any shares of Common Stock pursuant to any present or future plan providing for the reinvestment of dividends or interest payable on securities of the Guarantor and the investment of additional optional amounts in shares of Common Stock under any plan;

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(ii)         upon the issuance of any shares of Common Stock or options or rights to purchase those shares pursuant to any present or future employee, director or consultant benefit plan or program of or assumed by the Guarantor or any of its Subsidiaries;

(iii)        upon the issuance of any shares of Common Stock pursuant to any option, warrant, right or exercisable, exchangeable or convertible security not described in the preceding clause (ii) and outstanding as of the date the Notes were first issued;

(iv)        upon the issuance of any shares of Common Stock for cash or as consideration in a merger, purchase or similar transaction;

(v)         for a change in the par value of Common Stock;

(vi)        upon any repurchase of shares of Common Stock in the open market or in privately negotiated transactions by the Guarantor (including by way of accelerated share repurchase or other derivatives), in each case other than in transactions described under clause Section 5.04(e) above; or

(vii)       for accrued and unpaid interest.

(i)          In addition to those adjustments required by Sections 5.04(a) through (e) above, and to the extent permitted by law and subject to the listing standards of The New York Stock Exchange, the Company may from time to time increase the Exchange Rate by any amount for a period of at least 20 days, if the Board of Directors of the Guarantor determines (which determination shall be conclusive) that such increase would be in the Guarantor’s best interest. Whenever the Exchange Rate is increased pursuant to the preceding sentence, the Company shall deliver to Holders a notice of the increased Exchange Rate and the period during which it will be in effect at least 15 days prior to the date the increased Exchange Rate takes effect, in accordance with applicable law. In addition, subject to the listing standards of The New York Stock Exchange, the Company may also, but is not required to, increase the Exchange Rate to avoid or diminish income tax to holders of Common Stock or rights to purchase shares of Common Stock in connection with any dividend or distribution of shares of Common Stock or rights to acquire shares of Common Stock or similar event.

(j)          Adjustments to the applicable Exchange Rate shall be calculated to the nearest one ten-thousandth (1/10,000th) of a share. If any adjustment of the Exchange Rate is less than 1% of the applicable Exchange Rate, such adjustment will be carried forward and adjustment with respect thereto will be made at the time of and together with any subsequent adjustment which, together with the original adjustment, aggregate to at least 1% of the applicable Exchange Rate, provided, however, that any carried forward adjustment will be made upon exchange of any Note, but solely with respect to the exchanged Note, regardless of the 1% threshold.

Section 5.05         Recapitalizations, Reclassifications and Changes of Shares of Common Stock.  In the event of:

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(a)          any recapitalization, reclassification or change of the Common Stock (other than changes resulting from a share split or combination);

(b)          a consolidation, merger or combination involving the Guarantor;

(c)          a sale or conveyance to another person of all or substantially all of the Guarantor’s property and assets; or

(d)          any statutory share exchange,

in each case as a result of which the Common Stock would be converted into, or exchanged for, stock, other securities, other property or assets (including cash or any combination thereof) (any such event, a “Merger Event”), then, at the effective time of the Merger Event, the Guarantor and the Company shall execute with the Trustee a supplemental indenture permitted under Article X providing that the right to exchange each $1,000 principal amount of Notes will be changed into a right to exchange such Note into the kind and amount of shares of stock, other securities or other property or assets (including cash or any combination thereof) that a holder of a number of shares of Common Stock equal to the applicable Exchange Rate immediately prior to such Merger Event would have owned or been entitled to receive upon such Merger Event (the “Reference Property”). If such Merger Event causes the Common Stock to be exchanged into the right to receive more than a single type of consideration (determined based in part upon any form of stockholder election), the Reference Property into which the Notes will be exchangeable will be deemed to be (i) the weighted average of the types and amounts of Reference Property received by the holders of the Common Stock that affirmatively make such an election or (ii) if no holders of Common Stock affirmatively make such an election, the types and amount of consideration actually received by such holders. If such Merger Event also constitutes a Fundamental Change, a Holder may require the Company to repurchase all or a portion of its Notes to the extent provided in Section 4.01. The Company shall notify Holders and the Trustee of the weighted average as soon as practicable after such determination is made.

The Guarantor shall not become a party to any Merger Event unless its terms are consistent with this Section 5.05. The above provisions of this Section shall similarly apply to successive Merger Events.

Section 5.06         Adjustments of Prices. Whenever any provision of this Indenture requires the Company to calculate Last Reported Sale Prices over a span of multiple days (including with respect to the “Stock Price” for purposes of a Make-Whole Fundamental Change), the Company will make appropriate adjustments to account for any adjustment to the Exchange Rate that becomes effective, or any event requiring an adjustment to the Exchange Rate where the Ex-Dividend Date, Record Date, effective date or Expiration Date of the event occurs, at any time during the period during which such prices are to be calculated. Such adjustments will be effective as of the Ex-Dividend Date, Record Date, effective date or Expiration Date, as the case may be, of the event causing the adjustment to the Exchange Rate.

Section 5.07         Adjustment to Shares Delivered Upon Exchange Upon Make-Whole Fundamental Changes.

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(a)          If the Effective Date of a Make-Whole Fundamental Change occurs prior to the Stated Maturity and a Holder elects to exchange its Notes in connection with such Make-Whole Fundamental Change, the Company shall increase the Exchange Rate for the Notes so surrendered for exchange by a number of additional shares of Common Stock (the “Additional Shares”) as described below. An exchange of Notes shall be deemed for these purposes to be “in connection with” such Make-Whole Fundamental Change if the Exchange Notice with respect to such Notes is received by the Exchange Agent during the period from, and including, the Effective Date up to, and including, the Close of Business on the second scheduled Trading Day immediately prior to the related Fundamental Change Repurchase Date (or, in the case of a Make-Whole Fundamental Change that would have been a Fundamental Change but for the proviso in clause (2) of the definition thereof, the 30th Scheduled Trading Day immediately following the Effective Date of such Make-Whole Fundamental Change).

(b)          The number of Additional Shares by which the Exchange Rate will be increased in the event of a Make-Whole Fundamental Change shall be determined by reference to the table attached as Schedule A hereto, based on the Effective Date and the price (the “Stock Price”) paid per share of Common Stock in the Make-Whole Fundamental Change. If the holders of Common Stock receive only cash in the Make-Whole Fundamental Change, the Stock Price shall be the cash amount paid per share. Otherwise, the Stock Price shall be the average of the Last Reported Sale Prices of the Common Stock over the ten consecutive Trading Day period ending on, and including, the Trading Day immediately preceding the relevant Effective Date of the Make-Whole Fundamental Change.

(c)          The Stock Prices set forth in the first row (i.e., the column headers) of the table in Schedule A hereto shall be adjusted as of any date on which the Exchange Rate is otherwise adjusted. The adjusted Stock Prices shall equal the Stock Prices applicable immediately prior to such adjustment, multiplied by a fraction, the numerator of which is the Exchange Rate immediately prior to such adjustment giving rise to the Stock Price adjustment and the denominator of which is the Exchange Rate as so adjusted. The number of Additional Shares set forth in such table shall be adjusted in the same manner as the Exchange Rate as set forth in Section 5.04(a) through (e).

(d)          The exact Stock Prices and Effective Dates may not be set forth in the table in Schedule A, in which case:

(i)          If the Stock Price is between two stock price amounts in the table or the Effective Date is between two Effective Dates in the table, the number of Additional Shares will be determined by a straight-line interpolation between the number of Additional Shares set forth for the higher and lower stock price amounts and the two dates, as applicable, based on a 365-day year.

(ii)         If the Stock Price is greater than $27.00 per share (subject to adjustment in the same manner as the stock prices as set forth in the column headings of the table in Schedule A), no Additional Shares will be added to the Exchange Rate.

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(iii)        If the Stock Price is less than $18.83 per share (subject to adjustment in the same manner as the stock prices as set forth in the column headings of the table in Schedule A), no Additional Shares will be added to the Exchange Rate.

Notwithstanding the foregoing, in no event shall the Exchange Rate exceed 53.1067 per $1,000 principal amount of Notes, subject to adjustments in the same manner as the Exchange Rate as set forth in Section 5.04.

(e)          If a Holder of Notes elects to exchange its Notes prior to the Effective Date of any Fundamental Change, such Holder shall not be entitled to an increased Exchange Rate in connection with such exchange.

(f)          Any exchange that entitles the exchanging Holder to an increase in the Exchange Rate as described in this Section 5.07 shall be settled as described under Section 5.03.

Section 5.08         Taxes on Shares Issued. Any issue of shares of Common Stock upon exchanges of Notes shall be made without charge to the exchanging Holder for any documentary, transfer, stamp or any similar tax in respect of the issue thereof, and the Company shall pay any and all documentary, stamp or similar issue or transfer taxes that may be payable in respect of the issue or delivery of shares of Common Stock upon exchange of Notes pursuant hereto. The Company shall not, however, be required to pay any such tax which may be payable in respect of any transfer involved in the issue and delivery of shares of Common Stock in any name other than that of the Holder of any Notes exchanged, and the Company shall not be required to issue or deliver any such shares of Common Stock unless and until the Person or Persons requesting the issue thereof shall have paid to the Company the amount of such tax or shall have established to the satisfaction of the Company that such tax has been paid.

Section 5.09         Reservation of Shares; Shares to be Fully Paid; Compliance with Governmental Requirements. The Guarantor shall provide, free from preemptive rights, out of its authorized but unissued shares of Common Stock or shares of Common Stock held in treasury, sufficient Common Stock to provide for the exchange of the Notes from time to time as such Notes are presented for exchange.

The Guarantor covenants that all shares of Common Stock that may be issued upon exchange of Notes shall be newly issued shares or treasury shares, shall be duly authorized, validly issued, fully paid and non-assessable and shall be free from preemptive rights and free from any lien or adverse claim.

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Section 5.10         Responsibility of Trustee. Neither the Exchange Agent nor the Trustee has any duty to determine when an adjustment under this Article V should be made, how it should be made or what it should be. The Trustee and any other Exchange Agent shall not at any time be under any duty or responsibility to any Holder to determine the Exchange Rate or whether any facts exist which may require any adjustment of the Exchange Rate, or with respect to the nature or extent or calculation of any such adjustment when made, or with respect to the method employed, or herein or in any supplemental indenture provided to be employed, in making the same. The Trustee and any other Exchange Agent shall not be accountable with respect to the validity or value (or the kind or amount) of any Common Stock, or of any securities or property, which may at any time be issued or delivered upon the exchange of any Notes; and the Trustee and any other Exchange Agent make no representations with respect thereto. Neither the Trustee nor any Exchange Agent shall be responsible for any failure of the Company or the Guarantor to comply with any of the duties, responsibilities or covenants of the Company or the Guarantor contained in this Article V. Without limiting the generality of the foregoing, neither the Trustee nor any Exchange Agent shall be under any responsibility to determine whether a supplemental indenture needs to be entered into or the correctness of any provisions contained in any supplemental indenture entered into and may accept as conclusive evidence of the correctness of any such provisions, and shall be protected in relying upon, the Officer’s Certificate (which the Company shall be obligated to file with the Trustee prior to the execution of any such supplemental indenture) with respect thereto. For the avoidance of doubt, neither the Trustee nor the Exchange Agent shall be responsible for making any calculations under this Article V nor for monitoring the price of the Common Stock.

Section 5.11         Stockholder Rights Plan. Each share of Common Stock issued upon exchange of Notes, if any, pursuant to this Article V shall be entitled to receive the appropriate number of rights, if any, and the certificates representing the shares of Common Stock issued upon such exchange shall bear such legends, if any, in each case as may be provided by the terms of any subsequent stockholder rights agreement adopted by the Guarantor, as any such agreement may be amended from time to time. Notwithstanding the foregoing, if prior to any exchange such rights have separated from the shares of Common Stock in accordance with the provisions of the applicable stockholder rights agreement, the Exchange Rate shall be adjusted at the time of separation as if the Guarantor had distributed to all Holders of the Common Stock, shares of the Company’s Capital Stock, evidences of indebtedness, assets, property, rights or warrants as described in Section 5.04(c) above, subject to readjustment in the event of the expiration, termination or redemption of such rights. Any distribution of rights or warrants pursuant to a rights plan that would allow a Holder to receive upon exchange, in addition to shares of Common Stock, the rights described therein with respect to such Common Stock (unless such rights or warrants have separated from the Common Stock) shall not constitute a distribution of rights or warrants that would entitle the Holder to an adjustment to the Exchange Rate.

Section 5.12         Company Determination Final. Any determination that the Company, the Guarantor, the Board of Directors of the Company or the Board of Directors of the Guarantor must make pursuant to this Article V shall be conclusive if made in good faith, absent manifest error.

Article VI.
no Redemption; no sinking fund

Section 6.01         No Redemption. The Company shall not redeem the Notes prior to Maturity.

Section 6.02         No Sinking Fund. No sinking fund is provided for the Notes.

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Article VII.
Remedies

Section 7.01         Events of Default.

(a)          “Event of Default”, wherever used herein, means any one of the following events:

(i)          default in the payment of any interest (including Additional Interest, if any) on any Note when it becomes due and payable and such default continues for a period of 30 days;

(ii)         default in the payment of the principal of any Note when due and payable at its Stated Maturity, upon required repurchase, upon declaration of acceleration or otherwise;

(iii)        default in the Company’s obligation to deliver shares of Common Stock required to be delivered upon exchange of the Notes, together with cash in lieu thereof in respect of any fractional shares of Common Stock upon exchange of any Notes, and such default continues for five Business Days;

(iv)        failure by the Company or the Guarantor to comply with their respective obligations under Article VIII;

(v)         failure by the Company to issue a Fundamental Change Repurchase Right Notice in accordance with Section 4.01;

(vi)        failure by the Company or the Guarantor for 60 days after written notice from the Trustee or the Holders of at least 25% principal amount of the Notes then outstanding has been received by the Company or the Guarantor to comply with any of their respective other agreements contained in the Notes, this Indenture or the Guarantee;

(vii)       default by the Company, the Guarantor or any of the Company’s or the Guarantor’s other Subsidiaries with respect to any mortgage, agreement or other instrument under which there may be outstanding, or by which there may be secured or evidenced, any debt for money borrowed (other than non-recourse debt of a Subsidiary of the Company) in excess of $25,000,000 in the aggregate of the Company, the Guarantor and/or any of such Subsidiaries, whether such debt now exists or shall hereafter be created, which default results (i) in such debt becoming or being declared due and payable, and such debt has not been discharged in full or such declaration rescinded or annulled within 60 days or (ii) from a failure to pay the principal of any such debt when due and payable at its Stated Maturity, upon required repurchase, upon declaration of acceleration or otherwise, and such defaulted payment shall not have been made, waived or extended within 60 days;

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(viii)      a final judgment for the payment of $25,000,000 or more (excluding any amounts covered by insurance) rendered against the Company, the Guarantor or any of the Company’s or the Guarantor’s other Subsidiaries, which judgment is not discharged, stayed, vacated, paid or otherwise satisfied within 60 days after (i) the date on which the right to appeal thereof has expired if no such appeal has commenced, or (ii) the date on which all rights to appeal have been extinguished;

(ix)         the Company, the Guarantor or any of the Company’s or the Guarantor’s Significant Subsidiaries shall commence a voluntary case or other proceeding seeking liquidation, reorganization or other relief with respect to itself or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official of the Company, the Guarantor or any of the Company’s or the Guarantor’s Significant Subsidiaries or any substantial part of its respective property, or shall consent to any such relief or to the appointment of or taking possession by any such official in an involuntary case or other proceeding commenced against it, or shall make a general assignment for the benefit of creditors, or shall fail generally to pay its debts as they become due;

(x)          an involuntary case or other proceeding shall be commenced against the Company, the Guarantor or any of the Company’s or the Guarantor’s Significant Subsidiaries seeking liquidation, reorganization or other relief with respect to it or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official of the Company, the Guarantor or any of the Company’s or the Guarantor’s Significant Subsidiaries or any substantial part of its respective property, and such involuntary case or other proceeding shall remain undismissed and unstayed for a period of 60 consecutive days;

(xi)         except as otherwise permitted herein, the Guarantee is held to be unenforceable or invalid in a judicial proceeding or ceases for any reason to be in full force and effect or the Guarantor, or any person acting on behalf of the Guarantor, denies or disaffirms the Guarantor’s obligations under the Guarantee; or

(xii)        the Guarantor ceases to own directly or indirectly 100% of the Company’s outstanding equity interests.

Section 7.02          Acceleration of Maturity; Rescission and Annulment.

(a)          If an Event of Default occurs and is continuing, the Trustee by notice to the Company, or the Holders of at least 25% in principal amount of the outstanding Notes by notice to the Company and the Trustee, may, declare 100% of the principal of and accrued and unpaid interest on all Notes to be due and payable. Upon such a declaration, such principal and accrued and unpaid interest shall become due and payable immediately. However, upon an Event of Default arising out of Sections 7.01(a)(ix) and (x) (except, in either case, with respect to any Significant Subsidiary of the Company or the Guarantor) the aggregate principal amount and accrued and unpaid interest shall be due and payable immediately without notice from the Trustee or Holders.

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Notwithstanding the foregoing, at the election of the Company, the sole remedy with respect to an Event of Default for the failure by the Guarantor to comply with its obligations as set forth in Section 3.03 (any such Event of Default, a “Reporting Event of Default”) shall, for the first 365 days after the occurrence of such Reporting Event of Default consist exclusively of the right to receive additional interest (the “Reporting Additional Interest”) on the Notes at an annual rate equal to (i) 0.25% per annum of the principal amount of the Notes outstanding for each day during the 185-day period on which such Reporting Event of Default is continuing beginning on, and including, the date on which such Reporting Event of Default first occurs and (ii) 0.50% per annum of the principal amount of the Notes outstanding for each day during the 180-day period on which such Reporting Event of Default is continuing beginning on, and including, the 186th day on which such Reporting Event of Default is continuing. In no event will the combined rate of the Reporting Additional Interest and Rule 144A Additional Interest exceed 0.50% per annum, regardless of the number of events or circumstances giving rise to the requirement to pay such Additional Interest. If the Company so elects, the Additional Interest shall be payable as provided in Section 3.04. On the 366th day after such Reporting Event of Default (if the Reporting Event of Default is not cured or waived prior to such 366th day), the Trustee or the Holders of not less than 25% in principal amount of the outstanding Notes may declare the principal of and accrued and unpaid interest on all such Notes to be due and payable immediately. The provisions described in this paragraph shall not affect the rights of Holders in the event of the occurrence of any other Event of Default. In the event the Company does not elect to pay Additional Interest following a Reporting Event of Default in accordance with this paragraph or the Company elected to make such payment but does not pay such Additional Interest when due, the Notes shall be immediately subject to acceleration as provided above. With regard to any Reporting Event of Default, no Additional Interest shall accrue after such Reporting Event of Default has been cured.

(b)          If the Company elects to pay the Additional Interest as the sole remedy during the first 365 days after the occurrence of a Reporting Event of Default, the Company shall notify in writing the Holders, the Trustee and the Paying Agent of such election prior to the beginning of such 365-day period. Upon the Company’s failure to timely give such notice, the Notes will be immediately subject to acceleration as provided in the first paragraph of Section 7.02(a) above.

Section 7.03         Collection of Indebtedness and Suits for Enforcement by Trustee.

The Company covenants that if

(a)          default is made in the payment of any interest on any Note when such interest becomes due and payable and such default continues for a period of 30 days, or

(b)          default is made in the payment of the principal of any Note when due and payable at the Stated Maturity thereof,

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the Company will, upon demand of the Trustee, pay to it, for the benefit of the Holders of such Notes, the whole amount then due and payable on such Notes for principal and interest, and, to the extent that payment of such interest shall be legally enforceable, interest on any overdue principal and on any overdue interest, at the rate borne by the Notes, and, in addition thereto, such further amount as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel.

If an Event of Default occurs and is continuing, the Trustee may in its discretion proceed to protect and enforce its rights and the rights of the Holders by such appropriate judicial proceedings as the Trustee shall deem most effectual to protect and enforce any such rights, whether for the specific enforcement of any covenant or agreement in this Indenture or in aid of the exercise of any power granted herein, or to enforce any other proper remedy.

Section 7.04         Trustee May File Proofs of Claim. In case of any judicial proceeding relative to the Company (or any other obligor upon the Notes), its property or its creditors, the Trustee shall be entitled and empowered, by intervention in such proceeding or otherwise, to take any and all actions in order to have claims of the Holders and the Trustee allowed in any such proceeding. In particular, the Trustee shall be authorized to collect and receive any moneys or other property payable or deliverable on any such claims and to distribute the same; and any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such judicial proceeding is hereby authorized by each Holder to make such payments to the Trustee and, in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 11.06.

No provision of this Indenture shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting the Notes or the rights of any Holder thereof or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding.

Section 7.05         Trustee May Enforce Claims Without Possession of Notes. All rights of action and claims under this Indenture or the Notes may be prosecuted and enforced by the Trustee without the possession of any of the Notes or the production thereof in any proceeding relating thereto, and any such proceeding instituted by the Trustee shall be brought in its own name as trustee of an express trust, and any recovery of judgment shall, after provision for the payment of the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, be for the ratable benefit of the Holders of the Notes in respect of which such judgment has been recovered.

Section 7.06         Application of Money Collected. Subject to Article V, any money or property money collected by the Trustee pursuant to this Article shall be applied in the following order, at the date or dates fixed by the Trustee and, in case of the distribution of such money on account of principal or interest, upon presentation of the Notes and the notation thereon of the payment if only partially paid and upon surrender thereof if fully paid:

First: To the payment of all amounts due the Trustee under Section 11.06;

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Second: To the payment of the amounts then due and unpaid for principal of and interest on the Notes in respect of which or for the benefit of which such money has been collected, ratably, without preference or priority of any kind, according to the amounts due and payable on such Notes for principal and interest, respectively; and

Third:     The balance, if any, to the Company.

Section 7.07         Limitation on Suits. Subject to Section 7.08, no Holder shall have any right to institute any proceeding, judicial or otherwise, with respect to this Indenture, or for the appointment of a receiver or trustee, or for any other remedy hereunder, unless:

(a)          such Holder has previously given written notice to the Trustee of a continuing Event of Default;

(b)          the Holders of at least 25% in principal amount of the outstanding Notes shall have made written request to the Trustee to pursue the remedy;

(c)          such Holders have offered to the Trustee security or indemnity and/or security satisfactory to it against the loss, liability or expense to be incurred in compliance with such request;

(d)          the Trustee has not complied with such request for 60 days after its receipt of such notice and offer of security or indemnity; and

(e)          the Holders of a majority in principal amount of the outstanding Notes have not given the Trustee a direction that, in the opinion of the Trustee, inconsistent with such written request within such 60-day period, it being understood and intended that no one or more Holders shall have any right in any manner whatever by virtue of, or by availing of, any provision of this Indenture to affect, disturb or prejudice the rights of any other Holders, or to obtain or to seek to obtain priority or preference over any other Holders or to enforce any right under this Indenture, except in the manner herein provided and for the equal and ratable benefit of all the Holders.

Section 7.08         Unconditional Right of Holders to Receive Principal and Interest and to Exchange. Notwithstanding any other provision in this Indenture, the Holder of any Note shall have the right, which is absolute and unconditional, to receive payment of the principal of and interest (including Additional Interest) on such Note when due and to exchange such Note in accordance with Article V and to institute suit for the enforcement of any such payment and right to exchange, and such rights shall not be impaired without the consent of such Holder.

Section 7.09         Restoration of Rights and Remedies. If the Trustee or any Holder has instituted any proceeding to enforce any right or remedy under this Indenture and such proceeding has been discontinued or abandoned for any reason, or has been determined adversely to the Trustee or to such Holder, then and in every such case, subject to any determination in such proceeding, the Company, the Trustee and the Holders shall be restored severally and respectively to their former positions hereunder and thereafter all rights and remedies of the Trustee and the Holders shall continue as though no such proceeding had been instituted.

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Section 7.10         Rights and Remedies Cumulative. Except as otherwise provided with respect to the replacement or payment of mutilated, destroyed, lost or stolen Notes in Section 2.07, no right or remedy herein conferred upon or reserved to the Trustee or to the Holders is intended to be exclusive of any other right or remedy, and every right and remedy shall, to the extent permitted by law, be cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing at law or in equity or otherwise. The assertion or employment of any right or remedy hereunder, or otherwise, shall not prevent the concurrent assertion or employment of any other appropriate right or remedy.

Section 7.11         Delay or Omission Not Waiver. No delay or omission of the Trustee or of any Holder of any Note to exercise any right or remedy accruing upon any Event of Default shall impair any such right or remedy or constitute a waiver of any such Event of Default or an acquiescence therein. Every right and remedy given by this Article VII or by law to the Trustee or to the Holders may be exercised from time to time, and as often as may be deemed expedient, by the Trustee (subject to the limitations contained in this Indenture) or by the Holders, as the case may be.

Section 7.12         Control by Holders. The Holders of a majority in principal amount of the outstanding Notes shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on the Trustee, provided that:

(a)          such direction shall not be in conflict with any rule of law or with this Indenture and shall not be unduly prejudicial to the rights of any other Holder or result in personal liability to the Trustee, and

(b)          the Trustee may take any other action deemed proper by the Trustee which is not inconsistent with such direction or this Indenture;

and provided, further that, if an Event of Default occurs and is continuing, the Trustee shall be under no obligation to exercise any of its rights or powers under this Indenture at the request or direction of any of the Holders unless such Holders have offered to the Trustee indemnity and/or security satisfactory to it against any loss, liability or expense.

Section 7.13         Waiver of Past Defaults and Rescission. The Holders of a majority in principal amount of the outstanding Notes may on behalf of the Holders of all the Notes:

(a)          waive any existing Default or Event of Default hereunder and its consequences, except a Default:

(i)          in the payment of the principal of or accrued and unpaid interest (including Additional Interest, if any) on any Note that remains uncured, or

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(ii)         in respect of the failure to deliver amounts due upon exchange of a Note in accordance with Section 5.01 hereunder, and

(b)          at any time after a declaration of acceleration has been made and before a judgment or decree for payment of the money due has been obtained by the Trustee as hereinafter in this Article VII provided, rescind and annul any such declaration of acceleration with respect to the Notes and its consequences, if:

(i)          such rescission will not conflict with any judgment or decree of a court of competent jurisdiction, and

(ii)         all existing Events of Default, other than nonpayment of the principal of or accrued and unpaid interest (including Additional Interest, if any) on any Note or a failure to deliver amounts due upon exchange of a Note in accordance with Section 5.01 hereunder, have been cured or waived.

Upon any such waiver, such Default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured, for every purpose of this Indenture; but no such waiver shall extend to any subsequent or other Default or impair any right consequent thereon.

Section 7.14         Undertaking for Costs. In any suit for the enforcement of any right or remedy under this Indenture, or in any suit against the Trustee for any action taken, suffered or omitted by it as Trustee, a court may require any party litigant in such suit to file an undertaking to pay the costs of such suit, and may assess costs against any such party litigant; provided, that this Section 7.14 shall not be deemed to authorize any court to require such an undertaking or to make such an assessment in any suit instituted by the Trustee, to any suit by any Holder or group of Holders holding in the aggregate more than 10% in principal amount of the outstanding Notes or in any suit for the enforcement of the right to exchange any Note in accordance with Article V or for the enforcement of the payment of the principal of or interest on any Note on or after the Maturity of such Note, including the Stated Maturity expressed in such Note.

Section 7.15         Notice of Default. The Company shall deliver to the Trustee, within 30 days after the occurrence of any events that constitute a Default or Event of Default, an Officer’s Certificate specifying such Default or Event of Default, the status such events and what action the Company is taking or proposes to take with respect thereof.

Section 7.16         Interest on Overdue Payments. Payments of any Fundamental Change Repurchase Price, principal and interest (including Additional Interest) that are not made when due will accrue interest per annum at the then-applicable interest rate from the required payment date.

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Article VIII.
Consolidation, Merger, Conveyance, Transfer or Lease

Section 8.01         Company May Consolidate, Etc., Only on Certain Terms. Neither the Company nor the Guarantor shall, in a single transaction or a series of related transaction, (x) consolidate with or merge with or into, or (y) convey, transfer or lease all or substantially all of the Company’s or the Guarantor’s (as the case may be) properties and assets to, another Person (other than a wholly-owned Subsidiary of the Guarantor with respect to clause (y) above), unless, in each case:

(i)          the resulting, surviving or transferee Person, if other than the Company or the Guarantor (as the case may be), is a Person organized and existing under the laws of the United States of America, any State thereof or the District of Columbia, and such Person, if not the Company or the Guarantor (as the case may be), shall expressly assume, by supplemental indenture hereto, executed and delivered to the Trustee, all obligations of the Company or the Guarantor (as the case may be) under the Notes and this Indenture;

(ii)         immediately after giving effect to such transaction, no Default or Event of Default has occurred and is continuing; and

(iii)        the Company or the Guarantor (as the case may be), or the successor Person if other than the Company or the Guarantor (as the case may be), has delivered to the Trustee an Officer’s Certificate and an Opinion of Counsel, each stating that such consolidation, merger, conveyance, transfer or lease and, if a supplemental indenture is required in connection with such transaction, such supplemental indenture comply with this Article VIII and that all conditions precedent herein provided for relating to such transaction have been complied with.

Section 8.02         Successor Substituted. Upon any transaction referred to in Section 8.01 in accordance therewith, the successor Person formed by such consolidation or into which the Company or the Guarantor is merged or to which such conveyance, transfer or lease is made shall succeed to, and be substituted for, and may exercise every right and power of, the Company or the Guarantor, as applicable, under this Indenture with the same effect as if such successor Person had been named as the Company or the Guarantor herein; provided, however, that the predecessor Company or the Guarantor in the case of a sale, conveyance or other disposition (other than a lease) shall be released from all obligations and covenants under this Indenture and the Notes or the Guarantee, as applicable.

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Article IX.
Satisfaction and Discharge

Section 9.01         Satisfaction and Discharge of Indenture. When (i) the Company shall deliver to the Trustee for cancellation all Notes theretofore authenticated (other than any Notes that have been destroyed, lost or stolen and in lieu of or in substitution for which other Notes shall have been authenticated and delivered) and not theretofore canceled, or (ii) all the Notes not theretofore canceled or delivered to the Trustee for cancellation shall have become due and payable, and the Company or the Guarantor shall deposit with the Trustee, in trust, cash or shares of Common Stock, as applicable, sufficient to pay at the Stated Maturity, upon exchange of, or upon any Fundamental Change Date with respect to, all of the Notes (other than any Notes that shall have been mutilated, destroyed, lost or stolen and in lieu of or in substitution for which other Notes shall have been authenticated and delivered) not theretofore canceled or delivered to the Trustee for cancellation, including principal and interest (including Additional Interest, if any) due or to become due to such Stated Maturity or Fundamental Change Repurchase Date, as the case may be, and if the Company or the Guarantor shall also pay or cause to be paid all other sums payable hereunder by the Company, then this Indenture shall cease to be of further effect (except as to (A) remaining rights of registration of transfer, substitution and exchange and conversion of Notes, (B) rights hereunder of Holders to receive payments of principal of and interest (including Additional Interest, if any) on, the Notes and the other rights, duties and obligations of Holders, as beneficiaries hereof with respect to the amounts, if any, so deposited with the Trustee and (C) the rights, obligations and immunities of the Trustee hereunder), and the Trustee, on written demand of the Company or the Guarantor accompanied by an Officer’s Certificate and an Opinion of Counsel and at the reasonable cost and expense of the Company, shall execute proper instruments acknowledging satisfaction of and discharging this Indenture; the Company, however, hereby agrees to reimburse the Trustee for any costs or expenses thereafter reasonably and properly incurred by the Trustee and to compensate the Trustee for any services thereafter reasonably and properly rendered by the Trustee in connection with this Indenture or the Notes. Notwithstanding the satisfaction and discharge of this Indenture, the obligations of the Company to the Trustee under Section 11.06, and if money shall have been deposited with the Trustee pursuant to this Section 9.01, the provisions of Sections 2.03, 2.06, 2.07, 9.02 and 9.03 shall survive.

Section 9.02         Application of Trust Funds. Subject to the provisions of Section 9.03, all money deposited with the Trustee pursuant to Section 9.01, shall be held in trust and applied by it, in accordance with the provisions of the Notes and this Indenture, to the payment, either directly or through any Paying Agent (including the Company acting as its own Paying Agent) as the Trustee may determine, to the persons entitled thereto, of the principal and interest for whose payment such money has been deposited with or received by the Trustee.

For the avoidance of doubt, this Section 9.02 shall apply to the cash and/or shares of Common Stock deposited with the Trustee pursuant to Section 9.01 and all money or other assets received by the Trustee in respect of shares of Common Stock deposited with the Trustee pursuant to Section 9.01.

All monies deposited with the Trustee pursuant to Section 9.01 (and held by it or any Paying Agent) for the payment of Notes subsequently exchanged shall be returned to the Company upon Company request.

Section 9.03         Repayment to Company. Subject to applicable abandoned property law, the Trustee and the Paying Agent shall pay to the Company upon request any money held by them for the payment of principal and interest that remains unclaimed for two years. After that, Holders entitled to the money must look to the Company for payment as general creditors unless an applicable abandoned property law designates another person.

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Section 9.04         Reinstatement. If the Trustee or the Paying Agent is unable to apply any money deposited with respect to the Notes in accordance with Section 9.01 by reason of any legal proceeding or by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, the obligations of the Company and the Guarantor under this Indenture with respect to the Notes and the Guarantee shall be revived and reinstated as though no deposit had occurred pursuant to Section 9.01 until such time as the Trustee or the Paying Agent is permitted to apply all such money in accordance with Section 9.01; provided, however, that if the Company has made any payment of principal of or interest on or any additional amounts with respect to any Notes because of the reinstatement of its obligations, the Company shall be subrogated to the rights of the Holders to receive such payment from the money held by the Trustee or Paying Agent after payment in full to the Holders.

Article X.
AMENDMENTS AND WAIVERS

Section 10.01         Without Consent of Holders. Without the consent of any Holder, the Company, when authorized by a Board Resolution, the Guarantor, and the Trustee, at any time and from time to time, may enter into one or more indentures supplemental hereto, in form reasonably satisfactory to the Trustee and the Company and/or amend the Notes or the Guarantee, for any of the following purposes:

(a)          to cure any ambiguity, omission, defect or inconsistency;

(b)          to provide for the assumption of the Company’s or the Guarantor’s obligations, as applicable, under this Indenture by a successor pursuant to Article VIII;

(c)          to provide any security for or add guarantees with respect to the Notes;

(d)          to issue Additional Notes pursuant to Section 2.11;

(e)          to add to the covenants of the Company or the Guarantor for the benefit of the Holders or surrender any right or power conferred upon the Company;

(f)          to provide for exchange of the Notes for cash, securities or other property pursuant to Section 5.05;

(g)          to make any other change that does not adversely affect in any material respect the rights of any Holder of outstanding Notes (other than any Holder that consents to such change);

(h)          to conform the provisions of this Indenture or the Notes to the “Description of Notes” section of the Company’s preliminary offering memorandum dated November 17, 2014 relating to the offering of the Notes as supplemented by the pricing term sheet dated November 18, 2014 relating thereto;

(i)          to provide for a successor Trustee; or

(j)          to comply with the Applicable Procedures of the Depositary.

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Section 10.02         With Consent of Holders. With the consent of the Holders of not less than a majority in principal amount of the outstanding Notes, including without limitation, consents obtained in connection with a purchase of, or tender offer or exchange offer for, the Company, when authorized by a Board Resolution, the Guarantor, and the Trustee may enter into an indenture or indentures supplemental hereto for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Indenture, of modifying in any manner the rights of the Holders under this Indenture or waiving any past Default or compliance with any provisions of this Indenture; provided, however, that no such supplemental indenture shall, without the consent of the Holder of each outstanding Note affected thereby,

(a)          reduce the amount of the Notes the Holders of which must consent to a supplement to this Indenture;

(b)          reduce the rate, or extend the stated time for payment, of interest (other than Additional Interest) on any Note;

(c)          reduce the principal, or extend the Stated Maturity, of any Note;

(d)          make any change that adversely affects the exchange rights of any Note;

(e)          reduce any Fundamental Change Repurchase Price of any Note or amend or modify in any manner adverse to the Holders of the Notes the Company’s obligation to make such payment, whether through an amendment or waiver of provisions in the covenants, definitions or otherwise;

(f)          change the place or currency of payment of principal or interest in respect of any Note;

(g)          impair the right of any Holder to receive payment of principal of and interest on such Holder’s Notes on or after the due dates therefore or to institute suit for the enforcement of any payment on or with respect to such Holder’s Notes;

(h)          adversely affect the ranking of the Notes or the Guarantee as the Company’s and the Guarantor’s senior unsecured indebtedness, respectively;

(i)          make any change in the amendment provisions which require each Holder’s consent or in the waiver provisions if such change adversely affects the rights of the Holders of the Notes; or

(j)          release the Guarantor from its obligations under its Guarantee or this Indenture.

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It shall not be necessary for any Act or consent of Holders under this Section 10.02 to approve the particular form of any proposed supplemental indenture, but it shall be sufficient if such Act or consent shall approve the substance thereof. The Company may, but shall not be obligated to, fix a record date for the purpose of determining the Persons entitled to consent to any indenture supplemental hereto. If a record date is fixed, the Holders on such record date, or their duly designated proxies, and only such Persons, shall be entitled to consent to such supplemental indenture, whether or not such Holders remain Holders after such record date; provided that, unless such consent shall have become effective by virtue of the requisite percentage having been obtained prior to the date which is 90 days after such record date, any such consent previously given shall automatically and without further action by any Holder be cancelled and of no further effect.

Section 10.03         Notices of Supplemental Indentures. After a supplement under this Article X becomes effective, the Company will send to the Holders a notice briefly describing the amendment, supplement or waiver. The Company will send supplemental indentures to Holders upon request. Any failure of the Company to send such notice, or any defect therein, will not, however, in any way impair or affect the validity of any such supplemental indenture or waiver.

Section 10.04         Revocation and Effect of Consents. Until an amendment set forth in a supplemental indenture or a waiver becomes effective, a consent to it by a Holder is a continuing consent by the Holder and every subsequent Holder of a Note that evidences the same debt as the consenting Holder’s Note, even if notation of the consent is not made on any Note. However, any such Note or subsequent Holder may revoke the consent as to his Note or portion of a Note if the Trustee receives the notice of revocation before the date the supplemental indenture or the date the waiver becomes effective.

Any amendment or waiver once effective shall bind every Holder affected by such amendment or waiver.

Section 10.05         Notation on or Exchange of Notes. The Company or the Trustee may place an appropriate notation about an amendment or waiver on Notes thereafter authenticated. The Company in exchange for the Notes may issue and the Trustee shall authenticate upon request new Notes that reflect the amendment or waiver.

Section 10.06         Trustee Protected. In executing, or accepting the additional trusts created by, any supplemental indenture permitted by this Article or the modifications thereby of the trusts created by this Indenture, the Trustee shall be entitled to receive, and (subject to Section 11.01) shall be fully protected in relying upon an Officer’s Certificate or an Opinion of Counsel or both complying with Section 13.06. The Trustee shall sign all supplemental indentures upon delivery of such an Officer’s Certificate or Opinion of Counsel or both, except that the Trustee need not sign any supplemental indenture that adversely affects its rights.

Article XI.
TRUSTEE

Section 11.01         Duties of Trustee.

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(a)          If an Event of Default has occurred and is continuing, the Trustee shall exercise the rights and powers vested in it by this Indenture and use the same degree of care and skill in their exercise as a prudent person would exercise or use under the circumstances in the conduct of such person’s own affairs.

(b)          Except during the continuance of an Event of Default:

(i)          The Trustee need perform only those duties that are specifically set forth in this Indenture and no others.

(ii)         In the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon Officer’s Certificates or Opinions of Counsel furnished to the Trustee and conforming to the requirements of this Indenture; however, in the case of any such Officer’s Certificates or Opinions of Counsel which by any provisions hereof are specifically required to be furnished to the Trustee, the Trustee shall examine such Officer’s Certificates and Opinions of Counsel to determine whether or not they conform to the form requirements of this Indenture.

(c)          The Trustee may not be relieved from liability for its own negligent action, its own negligent failure to act or its own willful misconduct, except that:

(i)          This paragraph does not limit the effect of this Section 11.01.

(ii)         The Trustee shall not be liable for any error of judgment made in good faith by a Responsible Officer, unless it is proved that the Trustee was negligent in ascertaining the pertinent facts.

(iii)        The Trustee shall not be liable with respect to any action taken, suffered or omitted to be taken by it with respect to the Notes in good faith in accordance with the direction of the Holders of a majority in principal amount of the outstanding Notes relating to the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred upon the Trustee, under this Indenture with respect to the Notes in accordance with Section 7.12.

(d)          Every provision of this Indenture that in any way relates to the Trustee is subject to paragraph (a), (b) and (c) of this Section 11.01.

(e)          The Trustee may refuse to perform any duty or exercise any right or power unless it receives indemnity satisfactory to it against the costs, expenses and liabilities which might be incurred by it in performing such duty or exercising such right or power.

(f)          The Trustee shall not be liable for interest on any money received by it except as the Trustee may agree in writing with the Company. Money held in trust by the Trustee need not be segregated from other funds except to the extent required by law.

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(g)          No provision of this Indenture shall require the Trustee to risk its own funds or otherwise incur any financial liability in the performance of any of its duties, or in the exercise of any of its rights or powers, if adequate indemnity against such risk is not assured to the Trustee in its satisfaction.

(h)          The Paying Agent, the Exchange Agent, the Registrar and any authenticating agent shall be entitled to the protections and immunities as are set forth in paragraphs (e), (f) and (g) of this Section 11.01 and in Section 11.02, each with respect to the Trustee.

Section 11.02         Rights of Trustee.

(a)          The Trustee may rely on and shall be protected in acting or refraining from acting upon any document (whether in its original or facsimile form) believed by it to be genuine and to have been signed or presented by the proper person. The Trustee need not confirm or investigate the accuracy of mathematical calculations or any fact or matter stated in the document.

(b)          Before the Trustee acts or refrains from acting, it may require an Officer’s Certificate or an Opinion of Counsel or both. The Trustee shall not be liable for any action it takes or omits to take in good faith in reliance on such Officer’s Certificate or Opinion of Counsel.

(c)          The Trustee may act through agents and shall not be responsible for the misconduct or negligence of any agent appointed with due care. No Depositary shall be deemed an agent of the Trustee and the Trustee shall not be responsible for any act or omission by any Depositary.

(d)          The Trustee shall not be liable for any action it takes or omits to take in good faith which it believes to be authorized or within its rights or powers, provided that the Trustee’s conduct does not constitute willful misconduct or negligence.

(e)          The Trustee may consult with counsel and the advice of such counsel or any Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken, suffered or omitted by it hereunder without willful misconduct or negligence and in reliance thereon.

(f)          The Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request or direction of any of the Holders unless such Holders shall have offered to the Trustee security or indemnity satisfactory to it against the costs, expenses and liabilities which might be incurred by it in compliance with such request or direction.

(g)          The Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document, but the Trustee, in its discretion, may make such further inquiry or investigation into such facts or matters as it may see fit.

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(h)          The Trustee shall not be deemed to have notice of any Default or Event of Default unless a Responsible Officer of the Trustee has actual knowledge thereof or unless written notice of any event which is in fact such a Default or Event of Default is received by the Trustee at the Corporate Trust Office of the Trustee, and such notice references the Notes and this Indenture.

(i)          In no event shall the Trustee be liable to any person for special, punitive, indirect, consequential or incidental loss or damage of any kind whatsoever (including but not limited to lost profits), even if the Trustee has been advised of the likelihood of such loss or damage.

(j)          The permissive right of the Trustee to take the actions permitted by this Indenture shall not be construed as an obligation or duty to do so.

(k)          The Trustee may request that the Company deliver a certificate setting forth the names of individuals and/or titles of officers authorized at such time to take specified actions pursuant to this Indenture, which certificate may be signed by any person authorized to sign an Officer's Certificate, including any person specified as so authorized in any such certificate previously delivered and not superseded.

(l)          Any request or direction of the Company mentioned herein shall be sufficiently evidenced by a Company Order or any resolution of the Board of Directors may be sufficiently evidenced by a Board Resolution.

Section 11.03         Individual Rights of Trustee.

The Trustee in its individual or any other capacity may become the owner or pledgee of the Notes and may otherwise deal with the Company or an Affiliate of the Company with the same rights it would have if it were not Trustee. Any Agent may do the same with like rights. The Trustee is also subject to Section 11.09.

Section 11.04         Trustee’s Disclaimer.

The Trustee makes no representation as to the validity or adequacy of this Indenture or the Notes, it shall not be accountable for the Company’s use of the proceeds from the Notes, and it shall not be responsible for any statement in the Notes other than its authentication.

Section 11.05         Notice of Defaults.

If a Default or Event of Default occurs and is continuing with respect to the Notes and if it is known to a Responsible Officer of the Trustee, the Trustee shall send to each Holder notice of a Default or Event of Default within 90 days after the Trustee becomes aware thereof or, if later, after a Responsible Officer of the Trustee has knowledge of such Default or Event of Default. Except in the case of a Default or Event of Default in payment of principal of or interest on the Notes, the Trustee may withhold the notice if and so long as the Trustee in good faith determines that withholding the notice is in the interests of the Holders.

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Section 11.06         Compensation and Indemnity.

The Company shall pay to the Trustee from time to time compensation for its services as the Company and the Trustee shall from time to time agree upon in writing. The Trustee’s compensation shall not be limited by any law on compensation of a trustee of an express trust. The Company shall reimburse the Trustee upon request for all reasonable out of pocket expenses incurred by it. Such expenses shall include the reasonable compensation and expenses of the Trustee’s agents and counsel.

The Company shall indemnify and hold harmless the Trustee (including the cost of defending itself) against any cost, expense (including attorneys’ fees) or liability, including taxes (other than taxes based upon, measured by or determined by the income of the Trustee) incurred by it except as set forth in the next paragraph in the performance of its duties under this Indenture as Trustee or Agent. The Trustee shall notify the Company promptly of any claim by a third party for which it may seek indemnity. Failure by the Trustee to so notify the Company shall not relieve the Company of its obligations hereunder, unless and to the extent that the Company is materially prejudiced thereby. Except for claims involving the Company, the Company shall defend the claim and the Trustee shall cooperate in the defense. The Trustee may have one separate counsel and the Company shall pay the fees and expenses of such counsel. The Company need not pay for any settlement made without its consent, which consent will not be unreasonably withheld. This indemnification shall apply to officers, directors, employees, shareholders and agents of the Trustee.

The Company need not reimburse any expense or indemnify against any loss or liability incurred by the Trustee or by any officer, director, employee, shareholder or agent of the Trustee through willful misconduct or negligence.

To secure the Company’s payment obligations in this Section 11.06, the Trustee shall have a lien prior to the Notes on all money or property held or collected by the Trustee, except that held in trust to pay principal of and interest on the Notes. Such lien will survive the satisfaction and discharge of this Indenture and the resignation, removal or replacement of the Trustee.

When the Trustee incurs expenses or renders services after an Event of Default specified in Section 7.01(ix) or (x) occurs, the expenses and the compensation for the services are intended to constitute expenses of administration under any Bankruptcy Law.

The provisions of this Section shall survive the termination of this Indenture and the resignation or removal of the Trustee.

Section 11.07         Replacement of Trustee.

A resignation or removal of the Trustee and appointment of a successor Trustee shall become effective only upon the successor Trustee’s acceptance of appointment as provided in this Section 11.07.

The Trustee may resign with respect to the Notes by so notifying the Company at least 30 days prior to the date of the proposed resignation. The Holders of a majority in principal amount of the Notes may remove the Trustee by so notifying the Trustee and the Company. The Company may remove the Trustee with respect to the Notes if:

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(a)          the Trustee fails to comply with Section 11.09;

(b)          the Trustee is adjudged a bankrupt or an insolvent or an order for relief is entered with respect to the Trustee under any Bankruptcy Law;

(c)          a Custodian or public officer takes charge of the Trustee or its property; or

(d)          the Trustee becomes incapable of acting.

If the Trustee resigns or is removed or if a vacancy exists in the office of Trustee for any reason, the Company shall promptly appoint a successor Trustee. Within one year after the successor Trustee takes office, the Holders of a majority in principal amount of the then outstanding Notes may appoint a successor Trustee to replace the successor Trustee appointed by the Company.

If a successor Trustee with respect to the Notes does not take office within 60 days after the retiring Trustee resigns or is removed, the retiring Trustee, the Company or the Holders of at least a majority in principal amount of the Notes may petition any court of competent jurisdiction for the appointment of a successor Trustee.

A successor Trustee shall deliver a written acceptance of its appointment to the retiring Trustee and to the Company. Immediately after that, the retiring Trustee shall transfer all property held by it as Trustee to the successor Trustee subject to the lien provided for in Section 11.06, the resignation or removal of the retiring Trustee shall become effective, and the successor Trustee shall have all the rights, powers and duties of the Trustee with respect to the Notes. A successor Trustee shall mail a notice of its succession to each Holder. Notwithstanding replacement of the Trustee pursuant to this Section 11.07, the Company’s obligations under Section 11.06 hereof shall continue for the benefit of the retiring Trustee with respect to expenses and liabilities incurred by it for actions taken or omitted to be taken in accordance with its rights, powers and duties under this Indenture prior to such replacement.

Section 11.08         Successor Trustee by Merger, Etc..

If the Trustee consolidates with, merges or converts into, or transfers all or substantially all of its corporate trust business to, another corporation, the successor corporation without any further act shall be the successor Trustee, subject to Section 11.09.

Section 11.09         Eligibility; Disqualification.

There will at all times be a trustee under this Indenture that is a corporation organized and doing business under the laws of the United States of America or any state thereof that is authorized under such laws to exercise corporate trustee power, that is subject to supervision or examination by federal or state authorities and that has a combined capital and surplus of at least $25,000,000 as set forth in its most recent published annual report of condition.

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Article XII.
GUARANTEE

Section 12.01         Guarantee. By its execution hereof, the Guarantor acknowledges and the Trustee agrees that it receives substantial benefits from the Company and the issuance of the Notes and that the Guarantor is providing its Guarantee for good and valuable consideration, including, without limitation, such substantial benefits. Accordingly, subject to the provisions of this Article XII, the Guarantor hereby fully and unconditionally guarantees as a primary principal obligation and not merely as surety to each Holder of a Note, on a senior basis, and its successors and the Trustee assigns that: (i) the principal of (including the Fundamental Change Repurchase Price upon repurchase pursuant to Article IV) and interest on the Notes shall be duly and punctually paid in full when due, whether at the Stated Maturity, upon acceleration, upon repurchase due to a Fundamental Change or otherwise, and interest on overdue principal and (to the extent permitted by law) interest on any overdue interest, if any, on the Notes and all other obligations of the Company to the Trustee, Holders hereunder or under the Notes shall be promptly paid in full or performed, all in accordance with the terms hereof; and (ii) in case of any extension of time of payment or renewal of any Notes or any of such other obligations, the same shall be promptly paid in full and/or performed when due or performed in accordance with the terms of the extension or renewal, whether at the Stated Maturity, by acceleration, upon repurchase due to a Fundamental Change or otherwise, subject, however, in the case of clauses (i) and (ii) above, to the limitations set forth in Section 12.03 hereof (collectively, the “Guarantee Obligations”).

Subject to the provisions of this Article XII, the Guarantor hereby agrees that its Guarantee hereunder shall be unconditional, irrespective of the validity, regularity or enforceability of the Notes or this Indenture, the absence of any action to enforce the same, any waiver or consent by any Holder of the Notes with respect to any thereof, the entry of any judgment against the Company, any action to enforce the same or any other circumstance which might otherwise constitute a legal or equitable discharge or defense of the Guarantor. The Guarantor hereby waives and relinquishes: (a) any right to require the Trustee, the Holders or the Company (each, a “Benefited Party”) to proceed against the Company or any other Person or to proceed against or exhaust any security held by a Benefited Party at any time or to pursue any other remedy in any secured party’s power before proceeding against the Guarantor; (b) any defense that may arise by reason of the incapacity, lack of authority, death or disability of any other Person or Persons or the failure of a Benefited Party to file or enforce a claim against the estate (in administration, bankruptcy or any other proceeding) of any other Person or Persons; (c) demand, protest and notice of any kind (except as expressly required by this Indenture), including but not limited to notice of the existence, creation or incurring of any new or additional indebtedness or obligation or of any action or non-action on the part of the Guarantor, the Company, any Benefited Party, any creditor of the Guarantor or the Company or on the part of any other Person whomsoever in connection with any obligations the performance of which are hereby guaranteed; (d) any defense based upon an election of remedies by a Benefited Party, including but not limited to an election to proceed against the Guarantor for reimbursement; (e) any defense based upon any statute or rule of law which provides that the obligation of a surety must be neither larger in amount nor in other respects more burdensome than that of the principal; (f) any defense arising because of a Benefited Party’s election, in any proceeding instituted under the Bankruptcy Law, of the application of Section 1111(b)(2) of the Bankruptcy Law; and (g) any defense based on any borrowing or grant of a security interest under Section 364 of the Bankruptcy Law. The Guarantor hereby covenants that, except as otherwise provided therein, the Guarantee shall not be discharged except by payment in full of all Guarantee Obligations, including the principal and interest on the Notes and all other costs provided for under this Indenture or as provided in Article XI.

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Section 12.02         Execution and Delivery of Guarantee. The execution by the Guarantor of this Indenture (or an amended or supplemental indenture as provided in Article X) evidences the Guarantee of the Guarantor, whether or not the person signing as an officer of the Guarantor still holds that office at the time of authentication of any Note. The delivery of any Note by the Trustee after authentication constitutes due delivery of the Guarantee set forth in this Indenture on behalf of the Guarantor.

Section 12.03         Limitation of Guarantors’ Liability; Certain Bankruptcy Events. (a) The Guarantor, and by its acceptance hereof each Holder, hereby confirm that it is the intention of all such parties that the Guarantee Obligations of the Guarantor pursuant to its Guarantee not constituting fraudulent transfers or conveyances for purposes of any Bankruptcy Law, the Uniform Fraudulent Conveyance Act, the Uniform Fraudulent Transfer Act or any similar federal or state law. To effectuate the foregoing intention, the Holders and the Guarantor hereby irrevocably agree that the Guarantee Obligations of the Guarantor under this Article XII shall be limited to the maximum amount as shall, after giving effect to all other contingent and fixed liabilities of the Guarantor, result in the Guarantee Obligations of the Guarantor under the Guarantee not constituting fraudulent transfers or conveyances.

Section 12.04         Application of Certain Terms and Provisions to the Guarantor.

(a)          For purposes of any provision of this Indenture which provides for the delivery by the Guarantor of an Officers’ Certificate and/or an Opinion of Counsel, the definitions of such terms in Section 1.01 hereof shall apply to the Guarantor as if references therein to the Company were references to the Guarantor.

(b)          Any request, direction, order or demand which by any provision of this Indenture is to be made by the Guarantor shall be sufficient if evidenced as described in Section 13.05 hereof as if references therein to the Company were references to the Guarantor.

(c)           Any notice or demand which by any provision of this Indenture is required or permitted to be given or served by the Trustee or by the Holders of Notes to or on the Guarantor may be given or served as described in Section 13.05 hereof as if references therein to the Company were references to the Guarantor.

(d)          Upon any demand, request or application by the Guarantor to the Trustee to take any action under this Indenture, the Guarantor shall furnish to the Trustee such certificates and opinions as are required in Section 13.06 hereof as if all references therein to the Company were references to the Guarantor.

Article XIII.
Miscellaneous

Section 13.01         Governing Law. This Indenture, the Guarantee and the Notes shall be governed by, and construed under, the laws of the State of New York.

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Section 13.02         Calculations in Respect of Notes. Except as otherwise provided in this Indenture, the Company shall be responsible for making all calculations called for hereunder and under the Notes or in connection with an exchange. These calculations include, but are not limited to, determinations of the Last Reported Sale Price, accrued interest payable on the Notes and the Exchange Rate on the Notes. The Company shall make all these calculations in good faith and, absent manifest error, the Company’s calculations will be final and binding on the Holders. The Company shall provide a schedule of the Company’s calculations to each of the Trustee and the Exchange Agent, and each of the Trustee and the Exchange Agent is entitled to rely conclusively upon the accuracy of the Company’s calculations without independent verification. The Trustee will forward the Company’s calculations to any Holder upon the request of such Holder.

Section 13.03         No Representations or Warranties by the Trustee. The Trustee makes no representations or warranties with respect to the validity or sufficiency of this Indenture.

Section 13.04         Payments on Business Days Only. If any Interest Payment Date, Stated Maturity or Fundamental Change Repurchase Date (other than an Interest Payment Date coinciding with the Maturity or an earlier Fundamental Change Repurchase Date) falls on a day that is not a Business Day (which, solely for the purposes of any payment required to be made on any such Interest Payment Date, Stated Maturity or Fundamental Change Repurchase Date shall also not include days in which the office where the place of payment is authorized or required by law to close), such Interest Payment Date, Stated Maturity or Fundamental Change Repurchase Date will be postponed to the next succeeding Business Day and no interest will accrue for such intervening period. If the Maturity falls on a day that is not a Business Day, the required payment of interest and principal will be made on the next succeeding Business Day and no interest on such payment will accrue for such intervening period. If a Fundamental Change Repurchase Date falls on a day that is not a Business Day, the Company will repurchase the Notes on the next succeeding Business Day, and no interest will accrue for such intervening period. The Company will pay the Fundamental Change Repurchase Price promptly following the later of such next succeeding Business Day or the time of book-entry transfer or the delivery of the Notes pursuant to Section 4.01(d).

Section 13.05         Notices.

Any notice or communication by the Company, the Guarantor or the Trustee to the other, or by a Holder to the Company or the Trustee is duly given if in writing and delivered in person or mailed by first-class mail, sent by overnight delivery, or sent via electronic transmission:

if to the Company or the Guarantor:

Redwood Trust, Inc.
One Belvedere Place, Suite 300
Mill Valley, CA 94941
Attention: Corporate Secretary
Telephone: (415) 389-7373
Facsimile: (415) 381-1773

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RWT Holdings, Inc.
One Belvedere Place, Suite 300
Mill Valley, California 94941
Attention: General Counsel
Facsimile: (415) 381-1773

with a copy to:

Latham & Watkins LLP
811 Main Street, Suite 3700

Houston, TX 77002

Attention: Keith Benson, Esq.
Telephone: (713) 546-5400

if to the Trustee:

Wilmington Trust, National Association

Rodney Square North

1100 North Market Street

Wilmington, DE 19890-0001

Attention: RWT Holdings, Inc. Administrator

Telephone: (302) 636-6398

Fax: (302) 636-4145

The Company, Guarantor or the Trustee by notice to the other may designate additional or different addresses for subsequent notices or communications.

Any notice or communication to a Holder shall be mailed by first-class mail to its address shown on the register kept by the Registrar. Failure to mail a notice or communication to a Holder or any defect in it shall not affect its sufficiency with respect to other Holders.

If a notice or communication is mailed or published in the manner provided above, within the time prescribed, it is duly given, whether or not the Holder receives it.

If the Company mails a notice or communication to Holders, it shall mail a copy to the Trustee and each Agent at the same time.

Notwithstanding any other provision of this Indenture, where this Indenture or the Notes provides for notice of any event to a Holder of a Global Note (whether by mail or otherwise), such notice shall be sufficiently given to the Depositary (or its designee) pursuant to the customary procedures of such Depositary.

Section 13.06         Certificate and Opinion as to Conditions Precedent.

Upon any request or application by the Company to the Trustee to take any action under this Indenture (other than the initial authorization of Notes hereunder), the Company shall furnish to the Trustee:

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(a)          an Officer’s Certificate stating that, in the opinion of the signer, all conditions precedent, if any, provided for in this Indenture relating to the proposed action have been complied with; and

(b)          an Opinion of Counsel stating that, in the opinion of such counsel, all such conditions precedent have been complied with.

Section 13.07         Statements Required in Certificate or Opinion.

Each certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture shall include:

(a)          a statement that the person making such certificate or opinion has read such covenant or condition;

(b)          a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

(c)          a statement that, in the opinion of such person, he has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not such covenant or condition has been complied with; and

(d)          a statement as to whether or not, in the opinion of such person, such condition or covenant has been complied with.

Section 13.08         Rules by Trustee and Agents.

The Trustee may make reasonable rules for action by or a meeting of Holders. Any Agent may make reasonable rules and set reasonable requirements for its functions.

Section 13.09         No Recourse Against Others.

A director, officer, employee or stockholder (past or present), as such, of the Company or the Guarantor shall not have any liability for any obligations of the Company or the Guarantor under the Notes, the Guarantee or this Indenture or for any claim based on, in respect of or by reason of such obligations or their creation. Each Holder by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for the issue of the Notes.

Section 13.10         Counterparts.

This Indenture may be executed in any number of counterparts and by the parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement. The exchange of copies of this Indenture and of signature pages by facsimile or PDF transmission shall constitute effective execution and delivery of this Indenture as to the parties hereto and may be used in lieu of the original Indenture for all purposes. Signatures of the parties hereto transmitted by facsimile or PDF shall be deemed to be their original signatures for all purposes.

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Section 13.11         No Adverse Interpretation of Other Agreements.

This Indenture may not be used to interpret another indenture, loan or debt agreement of the Company or a Subsidiary of the Company. Any such indenture, loan or debt agreement may not be used to interpret this Indenture.

Section 13.12         Successors.

All agreements of the Company in this Indenture and the Notes shall bind its successor. All agreements of the Guarantor in this Indenture and the Guarantee shall bind its successor. All agreements of the Trustee in this Indenture shall bind its successor.

Section 13.13         Severability.

In case any provision in this Indenture, the Guarantee or in the Notes shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

Section 13.14         Table of Contents, Headings, Etc..

The Table of Contents, Cross Reference Table, and headings of the Articles and Sections of this Indenture have been inserted for convenience of reference only, are not to be considered a part hereof, and shall in no way modify or restrict any of the terms or provisions hereof.

Section 13.15         Force Majeure.

In no event shall the Trustee be responsible or liable for any failure or delay in the performance of its obligations hereunder arising out of or caused by, directly or indirectly, forces beyond its control, including, without limitation, strikes, work stoppages, accidents, acts of war or terrorism, civil or military disturbances, nuclear or natural catastrophes or acts of God, and interruptions, loss or malfunctions of utilities, communications or computer (software and hardware) services, it being understood that the Trustee shall use reasonable best efforts which are consistent with accepted practices in the banking industry to resume performance as soon as practicable under the circumstances.

Section 13.16         USA PATRIOT Act.

The parties hereto acknowledge that in accordance with Section 326 of the USA PATRIOT Act, the Trustee, like all financial institutions and in order to help fight the funding of terrorism and money laundering, is required to obtain, verify and record information that identifies each person or legal entity that establishes a relationship or opens an account with the Trustee. The parties to this Indenture agree that they will provide the Trustee with such information as it may request in order for the Trustee to satisfy the requirements of the USA PATRIOT Act.

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IN WITNESS WHEREOF, the parties hereto have caused this Indenture to be duly executed as of the day and year first above written.

RWT HOLDINGS, INC.

By:	/s/ Andrew P. Stone
Name: Andrew P. Stone
Title: Executive Vice President and Secretary

REDWOOD TRUST, INC.

By:	/s/ Andrew P. Stone
Name: Andrew P. Stone
Title: General Counsel and Secretary

[Signature Page to the Indenture]

IN WITNESS WHEREOF, the parties hereto have caused this Indenture to be duly executed as of the day and year first above written.

WILMINGTON TRUST, NATIONAL ASSOCIATION,
as Trustee

By:	/s/ Michael H. Wass
Name: Michael H. Wass
Title: Assistant Vice President

[Signature Page to the Indenture]

Schedule A

Make-Whole Table

The following table sets forth the hypothetical Stock Prices and the number of Additional Shares by which the Exchange Rate will be increased per $1,000 principal amount of the Notes in the event of a Make Whole Fundamental Change:

	Stock Price
Effective Date	$18.83	$20.00	$21.00	$21.65	$22.00	$23.00	$24.00	$25.00	$26.00	$27.00

November 24, 2014	6.9269	5.1985	3.8242	3.0721	2.7092	1.8201	1.1272	0.6032	0.2272	0.0146

November 15, 2015.	6.9269	5.5682	4.1049	3.3046	2.9184	1.9726	1.2354	0.6770	0.2740	0.0337

November 15, 2016	6.9269	5.6142	4.0972	3.2734	2.8780	1.9166	1.1770	0.6251	0.2350	0.0178

November 15, 2017	6.9269	5.5301	3.9437	3.0939	2.6902	1.7243	1.0019	0.4811	0.1354	0.0000

November 15, 2018	6.9269	4.9889	3.3242	2.4642	2.0674	1.1614	0.5401	0.1486	0.0000	0.0000

November 15, 2019	6.9269	3.8202	1.4392	0.0096	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000

Schedule A

Exhibit A

[FORM OF FACE OF NOTE]

NO AFFILIATE (AS DEFINED IN RULE 144 UNDER THE SECURITIES ACT) OF RWT HOLDINGS, INC. OR REDWOOD TRUST, INC. OR PERSON THAT HAS BEEN AN AFFILIATE (AS DEFINED IN RULE 144 UNDER THE SECURITIES ACT) OF RWT HOLDINGS, INC. OR REDWOOD TRUST, INC. DURING THE IMMEDIATELY PRECEDING THREE MONTHS MAY PURCHASE, OTHERWISE ACQUIRE OR HOLD THIS SECURITY OR A BENEFICIAL INTEREST HEREIN.

[Include the following legend for Global Notes only (the “Global Securities Legend”):]

[UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.]

[Include the following legend on all Notes that are Restricted Notes (the “Restricted Securities Legend”):]

THE SALE OF THIS NOTE HAS NOT BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT") AND, ACCORDINGLY, THIS NOTE AND ANY SHARES OF REDWOOD TRUST, INC.’S COMMON STOCK ISSUABLE UPON EXCHANGE OF THIS NOTE MAY NOT BE OFFERED, RESOLD, PLEDGED OR OTHERWISE TRANSFERRED, EXCEPT IN ACCORDANCE WITH THE FOLLOWING SENTENCE. BY ITS ACQUISITION HEREOF OR OF A BENEFICIAL INTEREST HEREIN, THE ACQUIRER:

(1)          REPRESENTS THAT IT AND ANY ACCOUNT FOR WHICH IT IS ACTING IS A “QUALIFIED INSTITUTIONAL BUYER” (WITHIN THE MEANING OF RULE 144A UNDER THE SECURITIES ACT) AND THAT IT EXERCISES SOLE INVESTMENT DISCRETION WITH RESPECT TO EACH SUCH ACCOUNT, AND

(2)         AGREES FOR THE BENEFIT OF THE COMPANY THAT IT WILL NOT OFFER, SELL, PLEDGE OR OTHERWISE TRANSFER THIS SECURITY OR ANY BENEFICIAL INTEREST HEREIN PRIOR TO THE RESALE RESTRICTION TERMINATION DATE (AS DEFINED BELOW), EXCEPT:

(A)           TO REDWOOD TRUST, INC. OR ANY SUBSIDIARY THEREOF;

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(B)         PURSUANT TO, AND IN ACCORDANCE WITH, A REGISTRATION STATEMENT THAT IS EFFECTIVE UNDER THE SECURITIES ACT AT THE TIME OF SUCH TRANSFER;

(C)         TO A QUALIFIED INSTITUTIONAL BUYER IN COMPLIANCE WITH RULE 144A UNDER THE SECURITIES ACT; OR

(D)         UNDER ANY OTHER AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT (INCLUDING, IF AVAILABLE, THE EXEMPTION PROVIDED BY RULE 144 UNDER THE SECURITIES ACT).

THE “RESALE RESTRICTION TERMINATION DATE” MEANS THE LATER OF: (1) THE DATE THAT IS ONE YEAR AFTER THE DATE OF LAST ORIGINAL ISSUANCE OF THE NOTES (INCLUDING THE LAST DATE OF ISSUANCE OF ADDITIONAL NOTES PURSUANT TO THE EXERCISE OF THE INITIAL PURCHASERS’ OPTION TO PURCHASE ADDITIONAL NOTES) OR SUCH SHORTER PERIOD OF TIME PERMITTED BY RULE 144 UNDER THE SECURITIES ACT OR ANY SUCCESSOR PROVISION THERETO; AND (2) SUCH LATER DATE, IF ANY, AS MAY BE REQUIRED BY APPLICABLE LAW.

PRIOR TO THE REGISTRATION OF ANY TRANSFER IN ACCORDANCE WITH CLAUSE (D) ABOVE, RWT HOLDINGS, INC., REDWOOD TRUST, INC. AND THE TRUSTEE OR THE TRANSFER AGENT, AS APPLICABLE, RESERVE THE RIGHT TO REQUIRE THE DELIVERY OF SUCH LEGAL OPINIONS, CERTIFICATIONS OR OTHER EVIDENCE AS MAY REASONABLY BE REQUIRED IN ORDER TO DETERMINE THAT THE PROPOSED TRANSFER IS BEING MADE IN COMPLIANCE WITH THE SECURITIES ACT AND APPLICABLE STATE SECURITIES LAWS. NO REPRESENTATION IS MADE AS TO THE AVAILABILITY OF ANY EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT.

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RWT Holdings, Inc.

5.625% Exchangeable Senior Notes due 2019

No. [ ˜ ]	U.S. $[ ˜ ]

CUSIP:	749772 AA7[1]
ISIN:	US749772AA71[2]

RWT Holdings, Inc., a corporation duly incorporated and validly existing under the laws of the State of Delaware (herein called the “Company”, which term includes any successor corporation under the Indenture referred to on the reverse hereof), for value received hereby promises to pay to Cede & Co., or registered assigns, the principal sum of [ ˜ ] United States Dollars ($[ ˜ ]) (which amount may from time to time be increased or decreased by adjustments made on the records of the Trustee, as custodian for the Depositary, in accordance with the rules and procedures of the Depositary and in accordance with the below referred Indenture) on November 15, 2019.

The issue date of this Note is [ ˜ ].

Reference is made to the further provisions of this Note set forth on the reverse hereof, including, without limitation, provisions giving the Holder the right to exchange this Note into Common Stock of the Company and to the ability and obligation of the Company to repurchase this Note upon certain events, in each case, on the terms and subject to the limitations referred to on the reverse hereof and as more fully specified in the Indenture. Such further provisions shall for all purposes have the same effect as though fully set forth at this place. Capitalized terms used but not defined herein shall have such meanings as are ascribed to such terms in the Indenture.

This Note shall be governed by, and construed under, the laws of the State of New York.

[Signature page follows]

1 At such time as the Company notifies the Trustee to remove the restrictive legend pursuant to Section 2.06(b) of the Indenture, the CUSIP number for this Security shall be deemed to be CUSIP No. 749772 AB5.

2 At such time as the Company notifies the Trustee to remove the restrictive legend pursuant to Section 2.06(b) of the Indenture, the ISIN number for this Security shall be deemed to be ISIN No. US749772AB54.

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IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed.

RWT HOLDINGS, INC.

By:
Name:
Title:
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TRUSTEE’S CERTIFICATION OF
AUTHENTICATION

WILMINGTON TRUST, NATIONAL
ASSOCIATION, as Trustee, certifies that
this is one of the Notes described in the
within-mentioned Indenture.

By:
Name:
Authorized Signatory

Date: November 24, 2014

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[FORM OF REVERSE SIDE OF NOTE]

RWT Holdings, Inc.

5.625% Exchangeable Senior Notes due 2019

This Note is one of a duly authorized issue of 5.625% Exchangeable Senior Notes due 2019 (the “Notes”) of the Company issued under an indenture, dated as of November 24, 2014 (as amended, modified and supplemented, the “Indenture”), among the Company, the Guarantor and Wilmington Trust, National Association, as trustee (the “Trustee”). The terms of the Note include those stated in the Indenture and those set forth in this Note. This Note is subject to all such terms, and Holders are referred to the Indenture for a statement of all such terms. To the extent permitted by applicable law, if any provision of this Note conflicts with the express provisions of the Indenture, the provisions of the Indenture shall govern and be controlling. Capitalized terms used but not defined herein have the meanings assigned to them in the Indenture unless otherwise indicated.

The payment of principal of, and premium, if any, and interest on the Notes and all other amounts under the Indenture is guaranteed by the Guarantor as provided in the Indenture.

1.          Interest.

This Note shall bear interest at a rate of 5.625% per annum on the principal amount. Interest on this Note shall accrue from the initial date of issuance or from the most recent date to which interest has been paid or duly provided for, as the case may be. Interest will be due and payable semi-annually, in arrears, on each May 15 and November 15, beginning on May 15, 2015, to the person in whose name a Note is registered at the Close of Business on the immediately preceding May 1 and November 1, as the case may be. Interest will be computed on the basis of a 360-day year comprised of twelve 30-day months and, for partial months, on the basis of the number of days actually elapsed in a 30-day month.

Interest (including Additional Interest, if any) will cease to accrue on the Notes upon payment of the Notes in full at Stated Maturity, exchange of the Notes or repurchase by the Company at the option of the Holder upon the occurrence of a Fundamental Change.

2.          Method of Payment.

Payment of the principal of the Notes shall be made at the office or agency of the Paying Agent, Registrar and Exchange Agent designated by the Company in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts, in accordance with Section 3.01(c) of the Indenture.

3.          Paying Agent, Registrar and Exchange Agent.

Initially, the Trustee will act as Paying Agent, Registrar and Exchange Agent. The Company may change the Paying Agent, Registrar and Exchange Agent without prior notice to the Holders of the Notes. The Company or any Affiliate of the Company may act as Paying Agent, Registrar or Exchange Agent.

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4.          Repurchase by the Company at the Option of the Holder Upon a Fundamental Change.

Subject to the terms and conditions of the Indenture, the Company shall become obligated to repurchase, at the option of any Holder, all or any portion of the Notes held by such Holder upon a Fundamental Change in principal amounts of $1,000 or integral multiples of $1,000 at the Fundamental Change Repurchase Price. To exercise such right, a Holder shall deliver to the Paying Agent, and the Paying Agent must receive, a Fundamental Change Repurchase Notice containing the information set forth in the Indenture, at any time prior to the Close of Business on the second Scheduled Trading Day immediately preceding the Fundamental Change Repurchase Date, and shall deliver the Notes to the Paying Agent as set forth in the Indenture.

Holders have the right to withdraw (in whole or in part) any Fundamental Change Repurchase Notice by delivering to the Paying Agent a written notice of withdrawal in accordance with the provisions of the Indenture.

5.          Exchange.

Subject to the provisions of the Indenture (including without limitation the conditions of exchange of Notes set forth in Article V of the Indenture), the Holder hereof has the right, at its option, to exchange the principal amount hereof or any portion of such principal which is $1,000 or an integral multiple thereof, into shares of Common Stock and an amount in cash, if any, at the Exchange Rate specified in the Indenture. The initial Exchange Rate is 46.1798 shares of Common Stock per $1,000 principal amount of Notes (equivalent to an initial Exchange Price of approximately $21.65 per share of Common Stock), subject to adjustment in certain events described in the Indenture.

No fractional shares of Common Stock will be issued upon any exchange. The Company shall make payment of an amount in cash, as provided in the Indenture, in respect of any fraction of a share of Common Stock which would otherwise be issuable upon the surrender of any Notes for exchange. Notes in respect of which a Holder is exercising its right to require repurchase on a Fundamental Change Repurchase Date may be exchanged only if such Holder withdraws its election to exercise such right in accordance with the terms of the Indenture.

Notwithstanding anything to the contrary in the Indenture, no Holder will be entitled to receive shares of the Common Stock upon exchange of Notes to the extent (but only to the extent) that such delivery would result in a violation of the Ownership Limitation. If any delivery of shares of Common Stock owed to a Holder upon exchange is not made, in whole or in part, because such delivery would result in a violation of the Ownership Limitation, the obligation of the Company to make such delivery shall not be extinguished, and the Company will make such delivery as promptly as practicable after any such Holder gives notice to the Company that such delivery would not result in a violation of the Ownership Limitation.

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6.          Denominations; Transfer; Exchange.

The Notes are in fully registered form, without interest coupons, in denominations of $1,000 principal amount and integral multiples of $1,000. A Holder may register the transfer of or exchange Notes in accordance with the Indenture. The Registrar may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and to pay any taxes, assessments or other governmental charges that may be imposed in relation thereto by law or permitted by the Indenture.

7.          Unclaimed Money or Securities.

The Trustee and the Paying Agent shall return to the Company upon request any cash or securities held by them for the payment of any amount with respect to the Notes that remains unclaimed for two years, subject to applicable unclaimed property law. After return to the Company, Holders entitled to the cash or securities must look to the Company for payment as general creditors unless an applicable abandoned property law designates another Person.

8.          Amendment, Supplement and Waiver.

Subject to certain exceptions, the Notes, the Guarantee or the Indenture may be amended or supplemented with the consent of the Holders of at least a majority in aggregate principal amount of the Notes then outstanding, and an existing Default or Event of Default with respect to the Notes and its consequence or compliance with any provision of the Notes or the Indenture may be waived, except in certain circumstances described in the Indenture, with the consent of the Holders of at least a majority in aggregate principal amount of the Notes then outstanding. Without the consent of or notice to any Holder, the Company, the Guarantor and the Trustee may amend or supplement the Indenture, the Guarantee or the Notes in the circumstances set forth in the Indenture.

9.          Defaults and Remedies.

If any Event of Default other than as a result of certain events of bankruptcy, insolvency or reorganization of the Company or the Guarantor occurs and is continuing, the principal of all the Notes then outstanding plus accrued and unpaid interest (including Additional Interest, if any), may be declared due and payable in the manner and with the effect provided in the Indenture. If an Event of Default occurs as a result of certain events of bankruptcy, insolvency or reorganization of the Company or the Guarantor, the principal amount of the Notes plus accrued and unpaid interest (including Additional Interest, if any) shall become due and payable immediately without any declaration or other act on the part of the Trustee or any Holder, all to the extent provided in the Indenture.

10.         Authentication.

This Note shall not be valid until the Trustee or an authenticating agent manually signs the certificate of authentication on the other side of this Note.

11.         Abbreviations.

Customary abbreviations may be used in the name of the Holder or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian) and UGMA (= Uniform Gifts to Minors Act).

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12.         Indenture to Control; Governing Law.

To the extent permitted by applicable law, if any provision of this Note conflicts with the express provisions of the Indenture, the provisions of the Indenture shall govern and be controlling.

This Note shall be governed by, and construed under, the laws of the State of New York.

13.         Payments on Business Days Only

If a payment date with respect to principal of, interest (including Additional Interest, if any) on, or Fundamental Change Repurchase Price of, Notes falls on a day that is not Business Day (which, solely for the purposes of any payment required to be made on any such Interest Payment Date, Stated Maturity or Fundamental Change Repurchase Date shall also not include days in which the office where the place of payment is authorized or required by law to close), the corresponding payment will be postponed to the next Business Day and no interest will accrue for such intervening period. The Company will pay the Fundamental Change Repurchase Price promptly following the later of such next succeeding Business Day or the time of book-entry transfer or the delivery of the Notes.

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SCHEDULE OF EXCHANGES OF NOTES3

The following exchanges, purchases, repurchases or exchanges of a part of this Global Note have been made:

Date of Decrease or Increase	Signature of Authorized Signatory of Trustee or Custodian	Decrease in Principal Amount of this Global Note	Increase in Principal Amount of this Global Note	Principal Amount of this Global Note Following Such Decrease or Increase

3 This schedule is to be included only if the Note is a Global Note.

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ASSIGNMENT FORM

5.625% Convertible Senior Notes due 2019

Transfer Certificate

For value received ____________________ hereby sell(s), assign(s) and transfer(s) unto ________________________ (Please insert social security or Taxpayer Identification Number of assignee) the within Note, and hereby irrevocably constitutes and appoints _____________________________ attorney to transfer the said Note on the books of the Company, with full power of substitution in the premises.

In connection with any transfer of the within Note, the undersigned confirms that such Note is being transferred:

☐ To Redwood Trust, Inc. or a subsidiary thereof; or

☐ To a person that the undersigned reasonably believes to be a qualified institutional buyer in compliance with Rule 144A under the Securities Act of 1933, as amended.

Date: _________________	Signed:______________________

(Sign exactly as your name appears on the other side of this Note)

Signature Guarantee:

Note: Signatures must be guaranteed by an “eligible guarantor institution” meeting the requirements of the Registrar, which requirements include membership or participation in the Security Transfer Agent Medallion Program (“STAMP”) or such other “signature guarantee program” as may be determined by the Registrar in addition to, or in substitution for, STAMP, all in accordance with the Exchange Act, as amended.

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EXCHANGE NOTICE

If you want to exercise the option to exchange this Note in accordance with the terms of the Indenture referred to in this Note, check the box: ☐

To exchange only part of this Note, state the principal amount to be exchanged (which must be $1,000 or a multiple of $1,000, provided that the portion not so exchanged is in a minimum principal amount of $1,000):

$_________________________________

If you want the share certificate, if any, made out in another person’s name, fill in the form below:

(Insert other person’s social security or tax ID no.)

(Print or type other person’s name, address and zip code)

Date:	Signed:

(Sign exactly as your name appears on the other side of this Note)

Signature Guarantee:

Note: Signatures must be guaranteed by an “eligible guarantor institution” meeting the requirements of the Registrar, which requirements include membership or participation in the Security Transfer Agent Medallion Program (“STAMP”) or such other “signature guarantee program” as may be determined by the Registrar in addition to, or in substitution for, STAMP, all in accordance with the Exchange Act, as amended.

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FORM OF FUNDAMENTAL CHANGE REPURCHASE NOTICE

Wilmington Trust, National Association
Rodney Square North
1100 North Market Street
Wilmington, DE 19890-0001
Attention: RWT Holdings, Inc. Administrator
Telephone: (302) 636-6398
Fax: (302) 636-4145

Re:	RWT Holdings, Inc. (the “Company”) 5.625% Exchangeable Senior Notes due 2019

This is a Fundamental Change Repurchase Notice as defined in Section 4.01(a) of the Indenture, dated as of November 24, 2014, among the Company, the Guarantor and Wilmington Trust, National Association, as trustee (the “Trustee”) (the “Indenture”). Terms used but not defined herein shall have the meanings ascribed to them in the Indenture.

Certificate No(s). of Notes: ________________________

I intend to deliver the following aggregate principal amount of Notes for repurchase by the Company pursuant to Article IV of the Indenture (integral multiples of $1,000 with a minimum of $1,000):

$_____________________

I hereby agree that the Notes will be repurchased on the Fundamental Change Repurchase Date pursuant to the terms and conditions specified in the Notes and in the Indenture.

Signed:

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Exhibit B

RESTRICTED STOCK LEGEND

THE SALE OF THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED, THE SECURITIES ACT, AND, ACCORDINGLY, THIS SECURITY MAY NOT BE OFFERED, RESOLD, PLEDGED OR OTHERWISE TRANSFERRED, EXCEPT:

(A)        TO REDWOOD TRUST, INC. OR ANY SUBSIDIARY THEREOF;

(B)        PURSUANT TO, AND IN ACCORDANCE WITH, A REGISTRATION STATEMENT THAT IS EFFECTIVE UNDER THE SECURITIES ACT AT THE TIME OF SUCH TRANSFER; OR

(C)        UNDER ANY OTHER AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT (INCLUDING, IF AVAILABLE, THE EXEMPTION PROVIDED BY RULE 144 UNDER THE SECURITIES ACT).

PRIOR TO THE REGISTRATION OF ANY TRANSFER IN ACCORDANCE WITH CLAUSE (C) ABOVE, REDWOOD TRUST, INC. AND THE TRANSFER AGENT RESERVE THE RIGHT TO REQUIRE THE DELIVERY OF SUCH LEGAL OPINIONS, CERTIFICATIONS OR OTHER EVIDENCE AS MAY REASONABLY BE REQUIRED IN ORDER TO DETERMINE THAT THE PROPOSED TRANSFER IS BEING MADE IN COMPLIANCE WITH THE SECURITIES ACT AND APPLICABLE STATE SECURITIES LAWS. NO REPRESENTATION IS MADE AS TO THE AVAILABILITY OF ANY EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT.

B-1